EXHIBIT 10.90

Text Marked By [* * *] Has Been Omitted Pursuant To A Request For Confidential Treatment And Was Filed Separately With The Securities And Exchange Commission.

AGREEMENT FOR PURCHASE OF TERM ASSIGNMENT

THIS AGREEMENT FOR PURCHASE OF TERM ASSIGNMENT (“Agreement”) is made and entered into and made effective this 30th day of November, 2012 ("Effective Date"), by Berexco LLC, for itself and as agent for those parties hereinafter identified as Internal Partners (Berexco LLC and said Internal Partners are hereinafter collectively referred to as “Seller”), and Condor Energy Technology LLC (hereinafter referred to as "Buyer").

For and in consideration of the mutual covenants herein contained, and the payments, conveyances and agreements set forth and provided for herewith, Buyer and Seller hereby agree as set forth below. All undefined, initially capitalized terms used in this Agreement shall have the meanings that are ascribed to such terms in Paragraph 26 of this Agreement.  All Exhibits referred to in this Agreement are listed in Paragraph 25, are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

1.     PURCHASE OF TERM ASSIGNMENT

Upon the terms and conditions and subject to the exclusions and reservations set forth herein, Seller hereby agrees to transfer, sell, assign, and convey to Buyer, for a set period of time commencing on the Closing Date (as such term is hereinafter defined) and expiring 654 days from said Closing Date ("Primary Term"), and Buyer hereby agrees to purchase and acquire for said Primary Term, all of Seller’s rights, titles and interests in and to the Mississippi Formation underlying those producing and non-producing oil and gas leases in the States of Kansas and Oklahoma, along with certain force-pooled interests in the State of Oklahoma, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, insofar and only insofar as said leases and pooled interests cover the lands described on Exhibit "A" (each, a "Lease", and collectively, the "Leases"), but limited to production from wells drilled by Buyer thereon and therein after the Closing Date, including all of Seller's right, title, and interest in and to such operating agreements, farmout agreements, pooling orders, assignments and other such contracts and agreements applicable to the Mississippi Formation in and under the Leases in which Seller has an assignable interest (collectively, the “Contracts”), but all without warranty or representation as to effectiveness or validity, or otherwise.

The Primary Term of the said conveyance by Seller to Buyer may be extended as to the Mississippi Formation underlying one or more of the Leases pursuant to the further provisions of this Agreement.  The said rights, titles and interests to be sold by Seller and purchased by Buyer hereunder are sometimes hereinafter referred to as the “Property”.

2.     MISSISSIPPI FORMATION

A.    For the purposes of this Agreement, as to Leases covering lands in the State of Kansas, the Mississippi Formation shall be defined as the stratigraphic equivalent of all depths between 4,982 feet and 5,391 feet, inclusive, as shown on the Log-Tech Dual Compensated Porosity log dated February 22, 2007 for the Peppard #3-20 well (API #15-033-21490-0000) located near the center of the Southeast Quarter of the Southeast Quarter of the Northwest Quarter of the Northeast Quarter of Section 20, Township 31 South, Range 17 West (SE/4SE/4NW/4NE/4 Sec. 20-31s-17w), Comanche County, Kansas.

B.     For the purposes of this Agreement, as to Leases covering lands in the State of Oklahoma, the Mississippi Formation shall be defined as the stratigraphic equivalent of all depths between 5,571 feet and 6,540 feet, inclusive, as shown on the Schlumberger Compensated Neutron Formation Density log dated June 10, 1982, for the Cashdollar #1-19 well located at the center of the Southwest Quarter of the Southwest Quarter of Section 19, Township 27 North, Range 17 West (SW/4SW/4 Sec. 19-27n-17w), Woods County, Oklahoma.

3.     PURCHASE PRICE

As consideration for the sale of the Seismic Data (as more particularly set forth in Paragraph 8) and the Property for the Primary Term, Buyer shall pay Seller the sum of Eight Million Six Hundred and Forty-eight Thousand, Six Hundred and Sixty-one Dollars ($8,648,661.00) (“Purchase Price”).  The Purchase Price, as same may be adjusted as hereinafter provided, shall be paid by Buyer to Seller by wire transfer of immediately available funds at the closing of the transaction contemplated hereby (“Closing”).  Within two (2) Business Days following the execution of this Agreement, Buyer shall deposit the sum of Eight Hundred and Sixty-four Thousand, Eight Hundred and Sixty-six Dollars ($864,866.00) with Seller as a deposit ("Performance Deposit") to be held by Seller's counsel Hinkle Law Firm LLC in a client trust account in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit "B".  At the Closing the Performance Deposit shall be credited towards the Purchase Price.

4.     TERM CONVEYANCE

The leasehold acres and net revenue interests to be conveyed by Seller to Buyer in and to the Mississippi Formation under the Leases are more particularly described on Exhibit "A".  Seller is conveying leasehold and contractual working interest rights only, and is not conveying any royalty, mineral, or overriding royalty interest which Seller or any other party may own in the Leases, and all such interests are specifically excluded from the Property. Seller and Buyer shall, concurrently with the tender of the Purchase Price by Buyer to Seller, execute, acknowledge and deliver one or more Partial Term Assignment of Oil and Gas Leases covering the Property, substantially in the form of Exhibit "C" attached hereto and incorporated herein by reference ("Assignment").  The rights and interests conveyed pursuant to the Assignment shall be expressly limited to the duration of the Primary Term, it being expressly understood that no unilateral action of Buyer, including without limitation the establishment by Buyer of hydrocarbon production from the Property, shall serve to extend the Primary Term of the Assignment as to any Lease. The Primary Term of the Assignment may only be extended, and separately as to each Lease, through (i) the proper exercise by Buyer of the Option (as such term is hereinafter defined), or (ii) the earning by Buyer of a Secondary Term Assignment (as such term is hereafter defined) pursuant to the provisions of Paragraph 11. below, but not otherwise.  Buyer shall promptly file each Partial Term Assignment of Oil and Gas Leases of record in the appropriate counties and states and furnish Seller with copies of such recorded instrument(s).

5.     SELLER'S RESERVATIONS

A.    Seller reserves any and all rights not expressly conveyed to Buyer in the Assignment, including, without limitation, all existing wells, equipment, facilities, and other personal property on or related to the Property; all of Seller's right, title and interest in and to all depths outside the Mississippi Formation; the right to drill and complete new wells on the Leases for the production of Hydrocarbons from formations other than the Mississippi Formation: and all right, title and interest of Seller within the Mississippi Formation necessary to allow Seller to re-enter, workover, complete, re-complete, fracture treat, and produce Hydrocarbons from the Mississippi Formation in any well which has been drilled on the Leases (or on lands unitized therewith) prior to the execution of this Agreement (provided, however, Seller shall not convert an existing vertical well into a horizontal well targeting production from the Mississippi Formation).  It is expressly understood and agreed that Seller shall not have the right to drill and complete wells on any Lease for production of Hydrocarbons from the Mississippi Formation during the Primary Term, Extended Primary Term (as such term is hereinafter defined), or during the term of any Secondary Term Assignment (as such term is hereinafter defined) of such Lease.

B.     As to Leases located in the State of Kansas, Seller shall except and reserve from the Assignment an overriding royalty interest in and to all Hydrocarbons produced from the Property equal to the positive difference, if any, obtained by subtracting leasehold burdens existing as of the Effective Date (as adjusted to reflect any change in leasehold burdens arising as a result of renewals or extensions effected thereafter) from: (i) twenty-two and one-half percent (22.5%) before Payout (as such term is hereinafter defined); (ii) twenty-five percent (25%) upon and after Payout, proportionately reduced to the extent Seller's working interest in the Leases assigned is less than 100%.  As to Leases located in the State of Oklahoma, Seller shall except and reserve from the Assignment an overriding royalty interest in and to all Hydrocarbons produced from the Property equal to the positive difference, if any, obtained by subtracting leasehold burdens existing as of the Effective Date (as adjusted to reflect any change in leasehold burdens arising as a result of renewals or extensions effected thereafter) from twenty-five percent (25%), proportionately reduced to the extent Seller's working interest in the Leases assigned is less than 100%. To the extent leasehold burdens existing as of the Effective Date exceed these respective percentages, Seller shall reserve no overriding royalty interest. It is the intention of Seller to deliver to Buyer a leasehold net revenue interest equal to the lesser of seventy-seven and one-half percent (77.5%) or Seller's actual net revenue interest in and to Leases located in the State of Kansas before Payout; and a leasehold net revenue interest equal to the lesser of seventy-five percent (75%) or Seller's actual net revenue interest in and to Leases located in the State of Kansas after Payout, and in and to Leases located in the State of Oklahoma.

C.     The term "Payout" as used herein shall mean that point in time, on a well by well basis, when a well drilled by Buyer on the Property in the State of Kansas has sold the following specified barrels of oil equivalent ("BOE"), in each case utilizing a conversion factor for gas sales of 8 MCF per 1 barrel of oil: for a Vertical Well (as such term is hereinafter defined): Ten Thousand (10,000) BOE; for a Short-Lateral Horizontal Well (as such term is hereinafter defined): Twenty-five Thousand (25,000) BOE; and for an Earning Well or Horizontal Well (as such terms are hereinafter defined) Fifty Thousand (50,000) BOE.  Commencing no later than the last day of the month following the month of first production from a well drilled by Buyer on the Property in the State of Kansas, and no later than the last day of each succeeding month, Buyer shall furnish Seller with a statement showing the oil and gas production and sales from such well during the preceding month, the cumulative sales of oil, gas, and barrels of oil equivalent utilizing the aforesaid conversion factor, and the barrels of oil equivalent remaining to be sold in order to reach Payout with respect to such well.  The After-Payout increase in Seller's reserved overriding royalty interest shall be effective immediately upon Payout of each such well, and Buyer shall ensure that any retroactive adjustments to revenue distributions necessitated by Payout are promptly made.  Upon Buyer's written confirmation of the occurrence of Payout as to any well, Seller shall have the option of recording an affidavit or notice of Payout in the records of the county and state in which such well is located, and any third party shall have the right to rely on said notice or affidavit as conclusive evidence that Payout has occurred; provided, however, Seller shall first submit such notice or affidavit to Buyer for approval as to form and substance prior to recording in the public records, such approval not to be unreasonably withheld.

D.     Seller, or its affiliated designee, reserves the continuing preferential right and option, from time to time and at any time, but not the obligation, to purchase all or any part of the oil and/or other liquid Hydrocarbons (including condensate, distillate, and other liquids recovered from the well stream by normal lease-separation methods) produced and saved from any well drilled by Buyer on the Property.  The price paid therefor shall be Seller's or Seller's affiliated designee's "posted" price, gravity adjusted, applicable thereto for the particular crude type. Transportation charges may be deducted where applicable.  Notwithstanding the foregoing, however, in no event shall the price to be paid to Buyer for a sale of oil and/or liquid Hydrocarbons be less than Buyer can receive from an arms length transaction with a bona fide third party purchaser of such production, including bonuses, pursuant to a written offer furnished to Seller or its affiliated designee no later than forty-five (45) days in advance of an anticipated sale.  No oil or other liquid Hydrocarbons shall be sold by Buyer from any well drilled on the Property until Seller or its affiliated designee has had the chance to exercise its preferential right and option as described above.  Buyer shall notify Seller or its affiliated designee as far in advance as possible of impending production.  Seller or its affiliated designee shall have a reasonable period of time, not to exceed fifteen (15) days, to exercise or waive its preferential right and option.  Any waiver of Seller's preferential right and option to purchase such oil and/or liquid Hydrocarbons shall not preclude Seller from later exercising such right and option.  In the event Buyer's exercises its preferential right to purchase liquid Hydrocarbons pursuant to the provisions of this Paragraph 5.D., Buyer and Seller shall enter into a Crude Oil Purchase Contract substantially in the form of Exhibit "D" attached hereto and incorporated herein by reference.

E.     Seller, or its affiliated designee, reserves the continuing preferential right and option, from time to time and at any time, but not the obligation, to purchase all or any part of the gas (the term "gas" to include natural gas, casinghead gas and other gaseous substances and all constituents thereof in the well stream other than the liquid Hydrocarbons described in Paragraph 5.D. above) produced and saved by Buyer from any well drilled on the Property on the same terms (or terms economically equivalent thereto) as those under which Buyer proposes to sell or dispose of same to another bona fide purchaser that is ready, willing and able to so purchase the gas.  No contract for the sale or other disposition of the gas, or any part thereof, shall ever be made by Buyer until Seller shall have either first exercised or waived in writing its above-described preferential right and option with respect to the gas.  Buyer shall notify Seller or its affiliated designee in writing of any proposed disposition of the gas as much in advance as reasonably possible, and Seller or its affiliated designee shall have a reasonable time, but no less than thirty (30) days after receipt of written notice of all terms of each bona fide offer to purchase gas, or part thereof, in which to notify Buyer of the election to either exercise or waive the preferential right and option, in which event Buyer and Seller shall enter into a mutually acceptable gas purchase contract containing such terms. Any waiver of Seller's preferential right and option to purchase such gas shall not preclude Seller from later exercising such right and option.  Seller does not warrant any gas market for gas that may be produced from the Property, nor does Seller agree to undertake any effort to ensure that such gas is transported, marketed, or sold. In the event such gas is subject to existing gas purchase contract(s) of Seller or Seller's affiliated designee, Buyer agrees to comply with the terms of such contracts, and Seller agrees to assist Buyer in selling such gas thereunder, or in attempting to secure a release of such gas from such contract(s).  However, Seller shall have no liability whatsoever with respect thereto, nor shall Seller have any obligation to allow Buyer to utilize Seller's existing or future gas marketing arrangements or sales facilities.

F.     Whether or not Seller exercises its preferential right to purchase Hydrocarbons produced by Buyer from the Property pursuant to the provisions of Paragraphs 5.D. and/or 5.E. above, Buyer shall ensure that Seller is immediately provided with written notice of any and all changes of ownership affecting surface, mineral, royalty, overriding royalty or other interests under or relating to the Leases of which Buyer, and/or the purchaser of Buyer's production is advised, including copies of all correspondence and documentation pertaining thereto.

6.     INFORMATION AND CONFIDENTIALITY

Prior to Closing, Seller shall give Buyer and Buyer's authorized representatives at any reasonable time and upon reasonable notice, access to all contract, land, lease, and title information, data and records to the extent that such information, data and records are in Seller's possession and relate to the Property.  Seller makes no representation, express or implied, with respect to the accuracy or completeness of any information, data or records now, heretofore, or hereafter made available to Buyer in connection with the transaction contemplated hereby, including, without limitation, any description of the Property or Leases, potential for production of Hydrocarbons from the Property, or any other matters contained in any material furnished to Buyer by Seller or by Seller's agents, representatives or Broker (as such term is hereinafter defined).  All information made available to Buyer in connection with this Agreement or the transaction contemplated hereby, including specifically, but without limitation, any supplemental information acquired by Buyer pursuant to Paragraph 7. below, and all information concerning title defects of any nature, shall be maintained strictly confidential by Buyer in accordance with the terms and provisions of that certain letter agreement dated March 8, 2012, by and between Seller and SXTRA LLC, and attached hereto as Exhibit "E" ("Confidentiality Agreement"), and any and all information, data and records provided by Seller to Buyer hereunder concerning the Property shall be considered Confidential Information (as said term is defined in the Confidentiality Agreement).  Notwithstanding the terms and provisions of the Confidentiality Agreement, from and after the Closing, Buyer shall have the right to utilize the Evaluation Material (as said term is defined in the Confidentiality Agreement) for the purpose of attempting to further develop the Property as is contemplated herein, and Buyer's obligation to maintain the confidentiality of the Evaluation Material shall not terminate for a period of ten (10) years from the Closing Date.  Further, Buyer shall take whatever reasonable steps may be necessary to ensure that Buyer's employees, consultants, and agents, including without limitation SXTRA LLC and its employees, comply with the provisions of the Confidentiality Agreement as modified by this Paragraph 6. of this Agreement.

7.     TITLE AND DUE DILIGENCE REVIEW

A.    For a period of sixty (60) days from the Effective Date (“Buyer’s Title Review Period”), Seller shall afford to Buyer and its authorized representatives reasonable access during normal business hours to the office, personnel and books and records of Seller in order for Buyer to conduct a title examination as it may in its sole discretion choose to conduct with respect to the Property in order to determine whether a Material Title Defect (as defined below, and whether one or more) exists.  Such books and records shall include, without limitation, all abstracts of title, title opinions, title files, lease files, assignments, division orders, operating records and agreements, financial and accountings records, and Contracts, in each case insofar as same may now be in existence and in the possession of Seller.  The cost and expense of Buyer’s title review shall be borne solely by Buyer.  Any land, lease or title information, data or records concerning the Leases or Property supplemental to what is in Seller's possession and made available to Buyer pursuant to Paragraph 6. hereof shall be secured by Buyer at Buyer's sole cost and expense, and Buyer shall furnish Seller with copies of all such information so secured, whether before or after the Closing, including without limitation, all documents, title take-offs, and title opinions, at no cost to Seller.  Buyer shall have the right to advise Seller in writing of any Material Title Defect (as such term is hereinafter defined) pertaining to the Leases prior to the expiration of Buyer's Title Review Period.  To be effective, Buyer's written notice shall include both a brief description of the matter constituting the asserted Material Title Defect and supporting documents reasonably necessary for Seller to verify the existence of such asserted Material Title Defect.  Should Buyer fail to give such effective notice to Seller of a Material Title Defect within the time provided, Buyer shall be deemed to have waived any such Material Title Defect.  Seller shall have no obligation to cure any defects in title, but shall cooperate fully with Buyer in any title curative work, both before and after Closing.  If any Material Title Defect in a Lease is not acceptable to, or is not waived by, Buyer, as determined by Buyer in its sole discretion, and Seller does not elect prior to Closing to cure such defect, such Lease shall be excluded from this Agreement and the Purchase Price shall be reduced at Closing on a per acre basis for each net acre subject to Material Title Defect, utilizing $550.00 per net acre for acreage in Comanche, Harper, and Kiowa Counties, Kansas, and $650.00 per net acre for acreage in Barber County, Kansas and Woods County, Oklahoma.

B.     The term "Material Title Defect" as used herein shall mean any defect that (i) would prevent Seller from assigning record title to Seller's interest in a Lease to Buyer free of claims and defects other than Permitted Encumbrances (as such term is hereinafter defined); or (ii) would prevent Seller from assigning Seller's interest in a Lease to Buyer free of all mortgages, liens, encumbrances, or other security interests; or (iii) would prevent Seller from assigning Seller's interest in a Lease to Buyer free from pending claims, litigation, or threatened litigation, and shall also include any condition determined to be a Recognized Environmental Condition under any Site Assessment (as such term is hereinafter defined) performed by Buyer pursuant to the provisions of Paragraph 7.F. The term “Permitted Encumbrances” as used herein shall mean such claims and/or defects which are customarily acceptable to a knowledgeable purchaser of oil and gas interests in the area in which the Leases and Property are located and which do not prevent Buyer from entering upon the Leases and Property to conduct customary exploration and production activities.  Buyer and Seller specifically agree that the following are Permitted Encumbrances: (a) defects or irregularities arising out of lack of proof of authority on behalf of a corporation, partnership, limited liability company, or trust (unless it is clear from other documentation that a signatory party has not signed a document in the proper representative capacity) or a variation in corporate or entity name, unless Buyer provides affirmative evidence that such action was not authorized and results in another Person’s superior claim of title to the relevant Property; (b) defects or irregularities in acknowledgements; (c) defects or irregularities arising out of the lack of recorded powers of attorney from corporations to execute and deliver documents on their behalf; (d) defects or irregularities that have been cured or remedied by applicable statutes of limitation or statutes for prescription; (e) defects or irregularities in the chain of title consisting of the failure to recite marital status in documents or omissions of heirship proceedings; (f) defects or irregularities resulting from or related to probate proceedings or the lack thereof which defects or irregularities have been outstanding for five (5) years or more; (g) defects or irregularities in the statutory root of title arising out of the lack of a survey; (h) failure to obtain ratification of pooling or unitization by non-participating royalty and executive mineral interest owners; (i) outstanding deed of trust and mortgage liens burdening the interests of any lessor under any of the Leases, unless there is evidence that the mortgagee or lien holder has asserted a default under any such deed of trust or mortgage and has exercised, or intends to exercise, foreclosure proceedings; (j) preferential rights to purchase which are not exercised with respect to the transaction contemplated by this Agreement; (k) rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests if the same are customarily obtained routinely and subsequent to such sale or conveyance; (l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the properties in any manner, and all Applicable Laws, rules and orders of governmental authority; (m) conventional rights of reassignment normally actuated by an intent to abandon or release a lease and requiring notice to the holders of such rights; or (n) defects or irregularities arising out of prior oil and gas leases which, on their face, expired more than three (3) years prior to the Closing, and which have not been released of record unless there is evidence that such leases have been maintained by production, drilling or otherwise.

C.     In the event Seller elects to cure an asserted Material Title Defect, there shall be no reduction in the Purchase Price at Closing on account of such Material Title Defect, and the affected Lease shall be conveyed to Buyer as contemplated herein. Seller shall have a period of ninety (90) days after the Closing to cure all or any portion of such asserted Material Title Defect at its sole cost and expense.  If by such date Seller is not able to cure such Material Title Defect, and such Material Title Defect is not waived by Buyer, the Lease (or portion thereof) still affected by the Material Title Defect shall be reassigned to Seller, and Buyer shall be entitled to a post-closing adjustment to the Purchase Price in the amount provided for hereinabove as if such Lease, or portion thereof, had been excluded from this sale at Closing.

D.    In the event actual net acreage covered under any Lease is determined by Buyer to be less than seventy (70%) percent of the net acreage reflected on Exhibit “A” for such Lease, then such Lease shall, at the option of Buyer, be excluded from the Property and the Purchase Price shall be reduced at Closing by multiplying any reduction in the net leasehold acres delivered by the same per net acre price as is set forth in Paragraph 7.A. above for a Material Title Defect.  Subject to Buyer's rights in the preceding sentence, in the event it is determined Seller is not able to deliver one hundred (100%) percent of the net leasehold acres set forth on Exhibit "A" for any Lease, or in the event it is determined Seller is not able to deliver the net revenue interest set forth on Exhibit "A" (the "Scheduled NRI") for any Lease, such deficiency shall not be considered as a Material Title Defect, and the affected Lease shall remain subject to this Agreement and shall be conveyed by Seller to Buyer at Closing as is contemplated herein.  The Purchase Price shall be reduced at Closing by multiplying any reduction in the net leasehold acres delivered by the same per net acre price as is set forth in Paragraph 7.A. above for a Material Title Defect.  In the event Seller is not able to deliver the Scheduled NRI for any Lease, but the leasehold net revenue interest which can be delivered by Seller in and to such Lease (the "Deliverable NRI") is not less than seventy-five percent (75%), there shall be no adjustment in the Purchase Price for any such reduction in delivered net revenue.  In the event the Deliverable NRI in and to a Lease is less than the Scheduled NRI for such Lease, and is less than seventy-five percent (75%), the Purchase Price shall be reduced at Closing by multiplying the net leasehold acres covered by such Lease as set forth on Exhibit "A" by the same per net acre price as is set forth in Paragraph 7.A. above for a Material Title Defect, and then multiplying that product by a ratio, with the numerator being the difference between (w) the lesser of the Scheduled NRI for such Lease, or seventy-five percent (75%) and (x) the Deliverable NRI, and the denominator being the lesser of (y) the Scheduled NRI for such Lease, or (z) seventy-five percent (75%).

E.     In the event it is determined that the net leasehold acres to be delivered by Seller is greater than the net leasehold acres shown on Exhibit "A", the Purchase Price shall be increased at Closing by multiplying any increase in the net leasehold acres delivered by Seller by the same per net acre price as is set forth in Paragraph 7.A. above for a Material Title Defect.  To the extent the additional net leasehold acres delivered by Seller are delivered at a lesser leasehold net revenue interest than is shown on Exhibit "A" for the affected Lease, the increase in the Purchase Price shall be reduced on the same basis and in the same manner as is described in Paragraph 7.D. above.  If the net leasehold acres to be delivered by Seller is greater due to the addition of a Lease not shown on Exhibit "A", such lease shall be delivered at the leasehold net revenue interests provided for in Paragraph 5.B. above, or at the existing leasehold net revenue interest, if less, but in such event the resultant increase in the Purchase Price shall not be reduced. In the event the aggregate increase in the Purchase Price pursuant to this Paragraph 7.E. is more than five percent (5%) of the amount of the unadjusted Purchase Price set forth in Paragraph 3. of this Agreement, Buyer shall have the option not to purchase, and to exclude from this Agreement, sufficient net leasehold acres to reduce such increase to no more than five percent (5%) of said unadjusted Purchase Price. Any net leasehold acres so excluded shall be determined by the mutual agreement of Buyer and Seller by the exclusion of Lease(s) in their entirety, but if such agreement cannot be reached, then the net leasehold acres to be excluded shall be determined by Seller solely from the Lease(s) which resulted in such increase.  In either event, if a Lease is to be excluded from this Agreement pursuant to the provisions of this Paragraph 7.E., all Leases covering any lands covered by such Lease, and all Leases covering lands unitized therewith, shall also be excluded.

F.     Buyer shall have the option, but not the obligation, at reasonable times during Buyer's Title Review Period and upon adequate notice to Seller, to physically access the Property for the purposes of environmental investigation, which shall be limited to conducting a Phase I Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (Publication Designation: E1527-05), hereinafter referred to as the "Site Assessment". Buyer shall furnish Seller, free of any cost or expense, with a copy of any written report prepared by or for Buyer related to any Site Assessment as soon as reasonably possible after it is prepared.  Prior to Closing, any environmental report prepared by or for Buyer shall be maintained in strict confidence and for use solely in connection with Buyer's evaluation of the Property.  Except for the obligation to provide reports to Seller as set forth in the preceding sentence, if Closing does not occur, such reports shall not be disclosed to any other party, any such reports or information relating to the Site Assessment shall be deemed the property of Seller, and all such reports or information shall be provided to Seller, or destroyed by Buyer, at Seller's request.

G.     If Buyer exercises its option to access the Property under Paragraph 7.F above, or otherwise, then such access, and any environmental examination and inspection shall be at Buyer's sole cost and risk.  Buyer and its representatives shall abide by all safety rules and other reasonable restrictions imposed by Seller with respect thereto, and Buyer shall, upon written request by Seller, provide Seller with such waivers of liability and/or indemnities as Seller may reasonably request, and with proof of insurance.

8.     SEISMIC ACQUISITION

It is understood the Purchase Price includes payment at the rate of Twenty-five Thousand Dollars ($25,000.00) per square mile for acquisition of approximately 19.5 square miles of 3-D seismic data owned by Seller and covering the Leases and other lands as more particularly described on the Seismic Data License Agreement attached hereto as Exhibit "F" and by reference made a part hereof.  At Closing, Seller shall deliver to Buyer processed 3D seismic data volumes, load sheets, sonic log data within the volumes, and related synthetic seismograms, shoot design, and acquisition parameters for such 3D seismic (the "Seismic Data"), but subject to the said Seismic Data License Agreement, which shall be executed by Buyer and Seller at or before Closing.

9.     BUYER'S OPERATIONS UNDER TERM ASSIGNMENT

A.    Buyer anticipates exploring for production of Hydrocarbons from the Property by the conduct of 3-D seismic operations and the drilling of horizontal wells thereon.  For the purposes of this Agreement, the term "Horizontal Well" shall mean a well drilled for the production of Hydrocarbons from the Mississippi Formation with a lateral length of no less than Four Thousand feet (4000'); the term "Short-Lateral Horizontal Well" shall mean a well drilled for the production of Hydrocarbons from the Mississippi Formation with a lateral length of no less than Two Thousand feet (2000').  Buyer shall have no obligation to conduct any such seismic operations or horizontal drilling during the Primary Term, but Buyer shall not have the right to extend the Primary Term of the conveyance of any Lease unless Buyer shall have complied with the requirements for drilling of horizontal wells set forth in Paragraph 10.A. below.

In addition to Horizontal and Short-Lateral Horizontal Wells, Buyer shall have the right to drill wells from the surface location with a lateral length of no more than One Thousand feet (1000') for the production of Hydrocarbons from the Mississippi Formation (each, a "Vertical Well"), provided however, unless otherwise expressly consented to by Seller in writing, in the event Buyer drills a Vertical Well on the Property, Buyer may not commence another Vertical Well on the Property unless Buyer has first drilled at least the same number of Horizontal Wells and Short-Lateral Horizontal Wells on the Property, in aggregate, as the number of Vertical Wells. Other than Horizontal Wells, Short-Lateral Horizontal Wells, and allowed Vertical Wells drilled for the production of Hydrocarbons from the Mississippi Formation, Buyer shall have no right to drill any well, horizontal or otherwise, for the production of Hydrocarbons on any Lease. Buyer may drill one or more pilot wells for the purpose of evaluating (but not producing Hydrocarbons from) the Mississippi Formation (each, a "Pilot Well"), but any such Pilot Well which is not later used to kick off and drill a Horizontal Well, Short-Lateral Horizontal Well, or Earning Well shall not be completed for the production of Hydrocarbons from the Mississippi Formation unless Buyer then has the right to drill a Vertical Well under the provisions of this Paragraph 9.A., and, unless otherwise consented to by Seller in writing, Buyer may not complete any such Pilot Well for the production of Hydrocarbons from the Mississippi Formation unless such Pilot Well is located no less than Six Hundred and Sixty feet (660') from any currently existing well on the Leases.  Any such eligible Pilot Well so completed for the production of Hydrocarbons from the Mississippi Formation shall be considered a Vertical Well for all purposes under this Agreement.

B.     To the extent that Buyer conducts or participates in any seismic survey including any of the Leases during the term of any assignment from Seller to Buyer made hereunder, Buyer shall license to Seller, free of cost to Seller, all raw and processed data (but excluding Buyer's review, analysis and interpretation of the same) acquired or generated from the entirety of such seismic survey.  Such license shall be substantially in the form of the Seismic Data License Agreement attached hereto as Exhibit "F".

C.     Subject to the terms of the applicable Lease, and all Applicable Laws, rules and regulations of any governmental authority with jurisdiction over such matters, Buyer shall have the option, should it choose to do so, to drill one or more vertical wells on the Leases for salt water disposal purposes into depths below the top of the Arbuckle formation ("SWD Well").  For the purposes of this Agreement, as to Leases in the State of Kansas, the top of the Arbuckle formation shall be defined as the stratigraphic equivalent of 5,692 feet as shown on the Log-Tech Dual Compensated Porosity log dated April 18, 2010 for the Berexco LLC Alton #1-3 well (API # 15-033-21568-0000) located near the center of the Northeast Quarter of the Southwest Quarter of the Northwest Quarter of Section 3, Township 31 South, Range 18 West (NE/4SW/4NW/4) Sec. 20-31s-17w), Comanche County, Kansas. As to Leases in the State of Oklahoma, the top of the Arbuckle formation shall be defined as the stratigraphic equivalent of 7,090 feet as shown on the Schlumberger Compensated Neutron Formation Density log referred to in Paragraph 2.B. above.  No salt water disposal into any other zone or formation underlying the Leases shall be permitted.  Buyer shall be solely responsible for securing any and all agreements, including but not limited to rights-of-way and salt water disposal agreements, necessary to drill, operate and utilize any SWD Well for its purposes, but any such agreement obtained by Buyer shall be drawn so as to allow Seller the right to utilize such SWD Well for disposal of salt water produced from wells operated by Seller, and to be assignable to Seller should such well revert to Seller under the provisions of this Agreement.  To the extent of any available capacity, Seller shall have the right to utilize any SWD Well drilled by Buyer for such disposal purposes of Seller, limited only by the capacity of such SWD Well to accept salt water produced by wells drilled by Buyer on the Property. The first 300 barrels per day disposed by Seller into a SWD Well of Buyer shall be free of any charge to Seller by Buyer, provided however, Seller shall reimburse Buyer for any payments made by Buyer on Seller's behalf to allow any such disposal by Seller under the terms of Buyer's landowner agreement(s).  In the event Seller shall dispose of more than 300 barrels per day into a SWD Well of Buyer, Seller shall pay monthly, upon receipt of billing by Buyer, for its proportionate share of the direct costs incurred by Buyer in the operation and maintenance of the SWD Well during that month.  Seller's proportionate share of such costs shall be the percentage determined by dividing the number of barrels disposed by Seller into Buyer's SWD Well by the total number of barrels disposed into Buyer's SWD Well over the preceding six (6) month period.  In the event Seller exercises its right to utilize any such SWD, Seller shall be solely responsible for the costs of installing and maintaining any and all lines, pipe, storage and metering facilities necessary or convenient for utilization of said SWD Well by Seller.

D.    Notwithstanding any provision or authority which may be contained in the Leases, including any amendments thereof, unless otherwise specifically agreed by Seller in writing subsequent to Closing (which agreement may be withheld by Seller for any cause, or without cause), any well drilled by Buyer involving the Property shall be drilled to produce only from lands covered by the Leases, and Buyer shall not have the right to pool or unitize the Leases with other leases covering lands not covered by the Leases, whether or not Buyer may own such other leases covering such other lands. Buyer shall be solely responsible for securing any and all amendments to the Leases necessary to establish any production units desired by Buyer, but unless otherwise agreed by Seller as provided above, all such production units shall encompass only lands covered by the Leases, shall not exceed three hundred and twenty (320) acres for a Horizontal Well and one-hundred and sixty (160) acres for a Short-Lateral Horizontal Well, and shall be subject to prior written approval of Seller, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Buyer shall not have the right to alter or amend any existing production unit covering the Property, nor shall Buyer apply to alter or amend any existing spacing rules applicable to the Property.  To the extent Buyer drills a producing well and the production therefrom is subject to an existing production or spacing unit, all non-working interest revenues from such well shall be paid in accordance with the terms of the agreement(s) under which such existing production or spacing unit was established.

E.     Buyer shall conduct all of its operations on the Leases and locate all of its exploration and production facilities in a manner so as to avoid any damage to, and minimize interference with, Seller's wells and operations, and Buyer shall advise and consult with Seller prior to commencement of any seismic, drilling, completion, or other major operations on the Leases in order to avoid any such damage or interference.  The location of all of Buyer's such facilities shall be agreed upon between Buyer and Seller in advance; such agreement shall not be unreasonably withheld by either party.  Each party shall have the right to use the other's lease roads, including usage for rotary tools or other heavy equipment.  In the event Buyer utilizes Seller's existing lease roads for rotary tools or other heavy equipment, Buyer shall restore such roads to the same or better condition as existed prior to such usage.  In the event Buyer utilizes Seller's existing lease roads for normal operations hereunder, Buyer and Seller shall share equally the cost and expense of maintaining said roads.  Similarly, in the event Seller utilizes new lease roads constructed by Buyer for rotary tools or other heavy equipment, Seller shall restore such roads to the same or better condition as existed prior to such usage, and if Seller utilizes Buyer's new lease roads for its normal operations, Seller and Buyer shall share equally the cost and expense of maintaining such roads.

F.     Buyer shall not conduct vibroseis seismic operations or detonate any seismic charges within three hundred feet (300') of any well currently existing or hereafter drilled by Seller on the Leases unless otherwise specifically consented to by Seller in writing. In addition, Buyer shall not drill the wellbore of any Horizontal Well, Short-Lateral Horizontal Well, or Pilot Well within three hundred feet (300'), and shall not drill the wellbore of any Vertical Well within six hundred and sixty feet (660'), of any currently existing well on the Leases unless otherwise specifically consented to by Seller in writing.  Upon written request by Buyer, Seller will support any application made by Buyer to the regulatory authorities necessary to permit the location and/or production of wells drilled by Buyer in accordance with the foregoing.

G.     Buyer shall notify Seller immediately when the location for any well, including Pilot and SWD Wells, on the Property is staked, when rotary tools for the drilling thereof are moved to the location, and when actual drilling is commenced.  After actual drilling has been commenced, and continuing until such well has been completed, plugged and abandoned as a dry hole, or operations thereof assumed by Seller, Buyer shall furnish Seller with a daily Standard Data Set (as herein defined), as well as any and all other information reasonably requested by Seller with respect to said well.  As used herein, “Standard Data Set” shall mean the following, to the extent such reports and logs are created:  (i) daily drilling reports; (ii) daily completion reports; (iii) daily workover reports; (iv) final logs (any type, including mud log); and (v) core reports (but not the core itself).  Seller shall hold any and all information furnished by Buyer to Seller with respect to the Property in strict confidence and shall not disclose any such information to any party except officers, directors, shareholders, members, partners, managers, employees, attorneys, accountants, engineers, and other agents or consultants of Seller on a confidential basis.

H.     During the drilling and completion of any well, including a Pilot and SWD Wells, on the Property, Buyer shall, unless expressly prohibited by Applicable Law, comply with all of the cementing, logging, reporting, production information, and well data requirements set forth on Exhibit "G" attached hereto and incorporated herein by reference.  Failure by Buyer to comply with such requirements shall constitute a material breach of this Agreement if not cured by Buyer within the applicable notice and cure period provided in Paragraph 19.B. Seller's representatives shall at all reasonable times, but at Seller's sole cost and risk, have access to the rig floor, wellsites, production and disposal facilities; provided, however, Seller shall provide Buyer with at least twenty-four (24) hour notice prior to accessing any active rotary rig or frac site.  In connection with all such access, Seller and its representatives shall abide by all safety rules and other reasonable restrictions imposed by Buyer and Seller shall, upon written request by Buyer, provide Buyer with such waivers of liability and/or indemnities as Buyer may reasonably request, and with proof of insurance.  Seller and Seller's representative shall also have access at all reasonable times to any and all information concerning all Horizontal, Short-Lateral Horizontal, Vertical, Pilot, and SWD Wells drilled by Buyer involving the Property, including without limitation, the items addressed on the said Exhibit "G", provided, however, Buyer shall not be obligated to provide Seller with any interpretations, economic analysis or projections, or any other intellectual property of Buyer.

I.      If in an effort to drill a Horizontal Well or Short-Lateral Horizontal Well on a Lease assigned by Seller to Buyer hereunder, Buyer encounters an impenetrable substance or mechanical difficulty which makes further drilling impracticable, Buyer shall have the option, if applicable, to attempt a completion in the Mississippi Formation in the lateral portion of such well. Any well so completed as a commercial producer of Hydrocarbons shall be considered as an "Earning Well" under the terms of this Agreement, but shall not be considered a Horizontal Well or Short-Lateral Horizontal Well unless the lateral length satisfies the definition of either such Well.

J.      Buyer shall not plug and abandon any well drilled by Buyer on the Property without Seller's express written consent, in accordance with the following:

(i)     If Buyer determines to plug and abandon any well drilled by Buyer on a Lease without attempting completion, Buyer shall ensure Seller has been furnished with all electric logs run in said well and all other required well data, and shall not abandon such well until Buyer shall have furnished all such logs and data and given Seller at least twenty-four (24) hours notice of Buyer's intention to so abandon after having satisfied the aforesaid data requirements, unless Seller consents to an earlier abandonment. In the event Seller does not consent to plugging such well, Seller shall elect, within twenty-four (24) hours after receipt of notice of Buyer's intention to abandon, or twenty-four (24) hours after receipt of all electrical logs and other required well data, whichever is the later, to take over operations of such well for its own account.  Failure of Seller to respond to Buyer's notice within the time provided shall be deemed as Seller's consent to plug and abandon such well.

(ii)    If Buyer determines to plug and abandon any well drilled by Buyer on a Lease after completion (or after attempting completion), Buyer shall provide notice to Seller of Buyer's intention to abandon and Seller shall, within thirty (30) days from receipt of such notice, either consent to such plugging and abandonment, or elect to take over operations of such well for its own account.  Failure of Seller to respond to Buyer's notice within the time provided shall be deemed as Seller's consent to plug and abandon such well.

(iii)   In the event Seller gives its consent to the plugging and abandonment of any well drilled by Buyer hereunder, Buyer shall promptly plug and abandon such well in accordance with all the requirements of any governmental body having jurisdiction.  In the event Seller elects to take over such well, Seller shall pay Buyer the net salvage value (after plugging and abandonment expense) of the recoverable equipment in the hole, if any, and the well's surface equipment, if any, and effective as of its election, shall assume operations of the well at its sole cost, risk, and expense, which shall include assumption of responsibility for compliance with any directive of any governmental agency having jurisdiction over such well.  In such event, Buyer shall forfeit any and all right to the well so taken over by Seller, and shall promptly reassign to Seller, all Leases of which, by completion of such well, Buyer has either earned or would have earned, in whole or in part, a Secondary Term Assignment, with Buyer retaining only rights to the wellbore(s) of any other wells owned by Buyer then producing in commercial quantities on such Lease(s) and that portion of any Lease(s) of which Buyer has either earned or would have earned  a Secondary Term Assignment with respect to such other producing wells.  Such reassignment shall be in form and content acceptable to Seller, but shall include provision for Seller's assumption of any and all liabilities with respect to the well and Lease(s) assigned and indemnification of Buyer with respect thereto. Any such Lease(s) so reassigned to Seller shall no longer be subject to the terms of this Agreement.

K.     At all times while conducting operations on the Property, Buyer shall comply with the workers compensation laws of the state where the operations are being conducted and shall carry insurance with the minimum limits of liability described on Exhibit "H" attached hereto and incorporated herein by reference.  Buyer agrees to cause the insurance company or companies with whom the said insurance is carried to issue endorsements to the policies representing such insurance to extend the coverage thereof to Seller and the Internal Partners.  Buyer shall at all times keep the Property free and clear of all labor, mechanics' and materialmen's liens, whether through bonding over such liens or through any other means of releasing such liens available at law or in equity.

L.     Buyer shall be responsible for obtaining all necessary Permits or other documentation required under state or federal law or otherwise by public authorities relative to its operations on the Property, including, without limitation, all necessary bonds, plugging or otherwise, and shall comply with all Permits, statutes, rules, regulations, and orders of any governmental authority with respect to its operations on the Property, including, without limitation, any governmental request or requirement in conjunction with Buyer's operations to repair, restore mechanical integrity, plug, re-plug and/or abandon any well of whatsoever type, status or classification located on the Leases, whether or not drilled by Buyer, or to take any cleanup or other action with respect thereto. Buyer shall be responsible for all costs associated with obtaining such Permits or other documentation, and with compliance with such Permits, statutes, rules, regulations, and orders, and shall indemnify and hold Seller harmless from any and all liabilities with respect thereto or arising therefrom.  In addition to the foregoing, Buyer shall, prior to commencement by Buyer of each well drilled by Buyer on the Property, furnish a surety bond in favor of Seller in the amount of Twenty-five Thousand Dollars ($25,000.00), executed by Buyer as principal, and by a corporate surety acceptable to Seller and authorized to do business in the state in which the well is located.  Such bond shall be in form and content satisfactory to Seller, guaranteeing the plugging and abandonment of each such well in accordance with all rules and regulations of the constituted authorities.

M.   Buyer shall comply in all respects with all of the express and implied covenants of the Leases to the extent such Leases cover the Property, including, but not limited to, any necessary environmental or pollution clean-up occasioned by Buyer's operations, and plugging and abandonment of all wells drilled by Buyer on the Leases (unless assumed by Seller pursuant to Paragraph 9.J.(iii) above).  Prior to conducting any operations on the Leases, Buyer shall make satisfactory arrangements with the owners of all surface rights to be affected by such operations for ingress and egress, and shall conduct its operations in a manner to disturb or utilize no more of the surface of the lands than is necessary to conduct prudent operations thereon. Upon plugging and abandonment by Buyer of any well drilled on the Leases, Buyer shall promptly remove all of its equipment, shall restore surface of the lands as nearly as is reasonably practicable to its condition prior to the drilling of such well, and shall comply with any additional or more stringent surface restoration or clean-up requirements under the applicable Lease.

N.     In conducting its operations on the Property, Buyer shall be acting independently of Seller, and none of such operations shall be considered as joint, it being expressly understood that this Agreement does not constitute any type of joint venture or partnership of any nature, mining or otherwise.  Unless assumed by Seller under the provisions of Paragraph 9.J.(iii) above, Seller shall have no responsibility or liability whatsoever in connection with the conduct of any operations, drilling or otherwise, undertaken and prosecuted by Buyer on the Leases and Property. All such operations shall be at Buyer's sole cost, risk, and expense.

10.   LEASE EXPIRATIONS AND BUYER'S OPTION TO EXTEND PRIMARY TERM; NON-INTERFERENCE

A.    In the event and only in the event Buyer shall have completed drilling operations on no less than three (3) Horizontal Wells on the Property within 654 days of the Closing (the "Option Date"), Buyer shall have the option (the "Option"), to extend the Primary Term of the then valid Leases for a period of one (1) year, or until the expiration date of such Lease, whichever is the earlier (the "Extended Primary Term") by paying Seller the sum of Two Hundred Dollars ($200.00) per net acre (as shown on Exhibit "A") covered by each of the Leases for which the Option is exercised. For the purposes of the preceding sentence, the completion of drilling operations of two (2) Short-Lateral Horizontal Wells shall be considered the completion of drilling operations on one (1) Horizontal Well.  The completion of drilling operations on Vertical Wells or Earning Wells shall not be considered in determining whether Buyer shall have earned the right to exercise the Option. Provided Buyer has completed the required drilling by the Option Date, Buyer may exercise the Option by notifying Seller in writing, no later than the Option Date, of the Leases for which Buyer wishes to exercise the Option, and by paying Seller therefor as set forth above, within three (3) Business Days thereafter. Failure of Buyer to give such notice as to any Lease, or to make payment for such Lease, within the times provided, shall be deemed an election by Buyer not to exercise the Option with respect to such Lease.

B.     Buyer shall not be obligated to exercise the Option with respect to all of the Leases, but if Buyer elects to exercise the Option with respect to any Lease, Buyer must exercise the Option with respect to all of the then valid Leases included with such Lease within any pre-existing production or spacing unit, and with respect to all of the acreage covered by a Lease, excluding only such Leases or acreage for which Buyer has earned a Secondary Term Assignment.

C.     In the event Buyer timely exercises the Option with respect to a Lease, Seller shall, within fifteen (15) days from receipt of Buyer's payment, execute and deliver to Buyer one or more Extension of Partial Term Assignment of Oil and Gas Leases covering the Leases for which the Option has been exercised, substantially in the form of Exhibit "I" attached hereto and incorporated herein by reference.

D.     In the event Buyer has commenced the actual drilling, below surface casing, of a well on a Lease prior to the expiration of the Primary Term or Extended Primary Term, with rotary tools capable of drilling such well to completion, the expiration of the Primary Term or Extended Primary Term of such Lease shall be deferred, and Buyer shall have the right to continue the drilling of such well to total depth, and if applicable earn a Secondary Term Assignment of such Lease as is provided in Paragraph 11.  Otherwise, Buyer shall not have the right to extend the Primary Term of any Lease except through exercise of the Option, which may only be exercised as is provided in Paragraph 10.A. above; the provisions of this Paragraph 10.D. shall not be construed to alter the requirement that Buyer must have completed drilling operations on no less than three (3) Horizontal Wells (or the equivalent thereof as provided in Paragraph 10.A above) by the Option Date in order to have the right to exercise the Option.

E.     As is set forth on Exhibit "A", the primary term of certain Leases not currently held by production expires prior to the Option Date, and/or prior to the expiration of the Extended Primary Term if the Option is exercised with respect to such Lease(s).  In addition, certain Leases currently held by production could expire in accordance with their terms prior to the Option Date, the expiration of the Primary Term, or the expiration of the Extended Primary Term, due to lack of continued production or other circumstances. Seller shall endeavor to advise Buyer in advance of the pending expiration of any Lease which has been assigned to Buyer hereunder and is within the Primary Term or Extended Primary Term of any such assignment, but shall incur no liability to Buyer for failure to do so, it being expressly understood Seller shall have no obligation to maintain any Lease in force and effect through renewal, extension, re-establishment of production, or otherwise, and shall have no liability whatsoever to Buyer or otherwise with respect thereto.  It is expressly understood that the terms "Primary Term" and "Extended Primary Term" as used in this Agreement bear no relationship to the primary term, or to the extended primary term, as same may affect the duration of any Lease as between the lessor and lessee thereof.  Instead, the terms "Primary Term" and "Extended Primary Term" as used herein relate solely to the duration of the term assignments contemplated under this Agreement, and the interests to be conveyed thereunder may terminate earlier than is contemplated herein to the extent any of the underlying leasehold interests terminate.  It is further understood that Buyer cannot exercise the Option with respect to any lease which has expired, and in the event Buyer exercises the Option and makes payment therefor with respect to any such expired Lease, Seller shall promptly refund any such erroneous payment made.

F.     Upon written notice to Seller, Buyer shall have the right and option, but not the obligation, at its sole cost and expense, to attempt to extend or renew any Lease which expires or is expiring prior to the Option Date, the expiration of the Primary Term, or the expiration of the Extended Primary Term (if the Option has been exercised with respect to such Lease). If requested by Buyer to do so, Seller will attempt to extend or renew any such Lease, but at Buyer's cost and expense, and without any liability for failure to do so.  Any Lease so extended or renewed shall be subject to the terms of this Agreement as fully as if such Lease had been in full force and effect for its extended or renewed term as of the Closing Date.  If not taken in Seller's name, such Lease shall immediately be assigned to Seller without cost, reservation or encumbrance.  Seller will then make a partial term assignment of such extended or renewed Lease to Buyer, insofar as such Lease covers the Property, in accordance with the provisions of this Agreement; provided, however, if possible under the terms and provisions of such renewed or extended Lease, the term of such partial assignment shall be for the Extended Primary Term.

G.     Except as provided by Paragraph 10.F., Buyer shall not make any attempt to lease, renew, extend, top-lease, or otherwise acquire any interest in the lands covered by any Lease, or otherwise attempt to interfere in any manner with Seller's ownership of any Lease, including but not limited to the direct or indirect support of litigation, for a period of two (2) years following the expiration of such Lease, or five (5) years from the Closing Date, whichever is the later date. Buyer shall take whatever reasonable steps may be necessary to ensure that Buyer's employees, consultants, and agents, including without limitation SXTRA LLC and its employees, comply with the provisions of this Paragraph 10.F.

11.   SECONDARY TERM ASSIGNMENT

A.    In the event Buyer drills a well on a Lease, or on a production unit approved by Seller (a "Unit") which includes a Lease, in each case within the Primary Term or, if applicable, the Extended Primary Term of such Lease, and such well is completed as a commercial producer of oil and/or gas (a " Producing Well"), Seller shall execute and deliver to Buyer an assignment of such Lease(s), effective as of first sales of oil and/or gas from such well, and, subject to the provisions of Paragraph 11.B., for so long thereafter as such Producing Well produces in paying quantities from the Mississippi Formation (the "Secondary Term Assignment").  Such assignment shall be limited to the Lease or Leases on which such well is drilled, insofar as such Lease(s) cover the Property, and shall be further limited for a Horizontal Well to a maximum of Three Hundred and Twenty (320) contiguous gross acres covered by such Lease(s), for a Short-Lateral Horizontal Well to a maximum of One Hundred and Sixty (160) contiguous gross acres covered by such Lease(s), and for a Vertical Well to the ten (10) acre governmental quarter-quarter-quarter section covered by such Lease(s) on which such Vertical Well is located; provided, however, in the event Seller has approved a production unit for such a Horizontal Well or Short-Lateral Horizontal Well which includes oil and gas leases other than the Leases, such Secondary Term Assignment shall be limited to the acreage covered by the Lease(s) which is (are) included in such production unit. In the event Buyer completes an Earning Well on a Lease as a commercial producer of oil and/or gas, the Secondary Term Assignment shall be limited to the wellbore of such Earning Well. A Pilot Well shall not earn a Secondary Term Assignment. Any Secondary Term Assignment shall be made substantially in the form of Exhibit "J" attached hereto and incorporated herein by reference.  Buyer shall promptly file each such Secondary Term Assignment of record in the appropriate county and state and furnish Seller with copies of such recorded instrument(s). Seller shall except and reserve from all Secondary Term Assignments the applicable overriding royalty interest as described in Paragraph 5.B, and each Secondary Term Assignment shall, subject to the terms of this Agreement, control the rights and obligations of the parties with respect to the interests conveyed under said Secondary Term Assignment, and shall supersede any Primary Term Assignment to the extent, and only to the extent, said Primary Term Assignment covers the same interests as the relevant Secondary Term Assignment.

B.     In the event a Producing Well ceases to produce in commercial quantities, Buyer shall have the option to commence operations for the reworking of such Producing Well in order to restore commercial production from the Mississippi Formation therefrom, and/or for the drilling and completion of a new well for production from the Mississippi Formation hereunder on the same Lease or Unit on which such Producing Well is located (a "New Well").  Any such reworking operations shall be commenced within ninety (90) days from such cessation of commercial production, and any such drilling operations shall be commenced within ninety (90) days from such cessation of commercial production or ninety (90) days from termination of such reworking operations, whichever is the later date. The Secondary Term Assignment applicable to the Producing Well from which commercial production has ceased shall not terminate so long as such reworking or drilling/completion operations are diligently and continuously prosecuted with no cessation of more than thirty (30) consecutive days. Any cessation of operations for longer than thirty (30) days shall be considered termination of such operations as of the initial date of the cessation.  Notwithstanding the foregoing, Buyer shall not have a period of time in which to commence such operations which is longer than allowed by the applicable Lease(s).

In the event Buyer elects to drill a New Well, and such New Well is completed as commercial producer from the Mississippi Formation, the Secondary Term Assignment applicable to the Producing Well from which commercial production has ceased shall not terminate with respect to any acreage covered by a Lease of which Buyer would have earned a Secondary Term Assignment for completion such New Well.

In the event Buyer does not elect to commence reworking operations or drilling/completion operations within the time provided, or if reworking operations are timely commenced and prosecuted but are not successful in restoring commercial production from the Mississippi Formation in such Producing Well, or if operations for a New Well are timely commenced and prosecuted, but do not result in commercial production from the Mississippi Formation, the Secondary Term Assignment applicable to such Producing Well shall thereupon terminate; provided, however, in the event Buyer has drilled (an) additional well or wells hereunder then producing from the Mississippi Formation in commercial quantities on a Lease or Unit covered by the Secondary Term Assignment applicable to such Producing Well, the Secondary Term Assignment shall not terminate with respect to that portion of any Lease(s) of which Buyer would have earned a Secondary Term Assignment by completion of such additional well(s).

Notwithstanding the termination of any Secondary Term Assignment, Buyer shall remain liable for all of its obligations hereunder with respect Buyer's operations on the Lands and Lease(s) covered by such Secondary Term Assignment unless assumed by Seller under the provisions of Paragraph 9.J.(iii).

12.   ASSUMPTION OF LIABILITES

From and after the Closing, Buyer shall assume and be responsible, on a going forward basis, for all future (but not past) duties, liabilities and obligations of Seller of whatsoever nature, express or implied, with respect to the Property, including, without limitation, those arising under or by virtue of any of the Contracts, or any other lease, contract, agreement, document, permit, or applicable statute or rule, regulation or order of any governmental authority.  Without limiting the generality of the foregoing, Buyer shall assume and be responsible for any and all claims, demands, and causes of action of every kind and character, brought by or in favor of any Person, company, corporation, governmental agency or other entity, for damage to the Property or to the environment, for pollution, or for the condition of the Wells and Leases, or any lands and premises, arising out of Buyer's actions or operations with respect to the Property or any portion thereof, shall indemnify and hold Seller harmless from and against any and all liability with respect thereto, and shall carry all such insurance, including umbrella coverage, necessary to satisfy such responsibilities and indemnities.  Such assumption, responsibility and indemnity shall apply to all such claims, demands or causes of actions arising directly or indirectly from or incident to, the use, occupation, operation, maintenance or abandonment of the Property by Buyer.  Notwithstanding the foregoing, however, Buyer shall not assume, and shall have no responsibility whatsoever with respect to, any Contract by and between Berexco LLC and any its Affiliates (the "Berexco Group"), or by between the Berexco Group, or any of them, and any Internal Partner, nor shall Buyer assume or be liable for any claims, demands and causes of action which arise from acts or omissions occurring prior to the Closing Date or otherwise arising from the acts or omissions of Seller, the Berexco Group or the Internal Partners.

13.   REPRESENTATIONS, WARRANTIES, COVENANTS, INDEMNITIES

A.    As to all of the Property, Seller represents and warrants to Buyer as follows:

(i)     Berexco LLC is acting as agent hereunder for those parties listed on Exhibit "K" (the "Internal Partners") attached hereto and made a part hereof, and has all requisite power and authority to enter into this Agreement for itself and the Internal Partners, and to perform its obligations and those of the Internal Partners hereunder. The consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provision of Seller's by-laws or governing documents, or any material agreement, or instrument to which Berexco LLC or any Internal Partner is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller, or an Internal Partner.  Berexco LLC will fully indemnify and hold Buyer harmless from and against any and all liability asserted by any of the Internal Partners or the Berexco Group arising from Buyer's reliance upon this representation as Berexco LLC's authority to consummate the transactions contemplated hereby on behalf of the Internal Partners, to represent the Berexco Group and Internal Partners with respect to any Contract by, between, or amongst them and as Buyer's authority to make payment of the Purchase Price (including any post-Closing adjustments thereto) issue notices, and do any other act or thing required or contemplated by this Agreement solely to Berexco LLC as agent for the Internal Partners.

(ii)    Seller is validly existing, and, if applicable, in good standing, under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action on the part of Seller and the Internal Partners.

(iii)   This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing will constitute, valid, legal and binding obligations of Seller and the Internal Partners in accordance with their respective terms.

(iv)   Except as listed on Exhibit "L" attached hereto and made a part hereof, to Seller’s knowledge, as of the date hereof, no suit, action or other Proceeding is pending before any court or governmental agency to which Seller or any Internal Partner is named a party and which might result in impairment or loss of Seller’s or an Internal Partner's title to any part of the Property, that might hinder or impede operation of the Property, or that might otherwise materially and adversely affect the value of the Property, and to the knowledge of Seller, no such suit, action or other Proceeding is threatened.  Seller shall promptly notify Buyer of any such Proceeding arising prior to the Closing.

(v)    Except for the gas purchase contracts listed on Exhibit "M" attached hereto and made a part hereof, to the knowledge of Seller, no Person has any call upon, option to purchase or similar right to obtain production from all or any part of the Property.

(vi)   Seller is not obligated by virtue of a prepayment arrangement, make-up right under a production sales contract containing a “take or pay” or similar provision, production payment or any other arrangement, to deliver Hydrocarbons or proceeds from the sale thereof, attributable to the Property at some future time.

(vii)  There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by, or to Seller’s knowledge, threatened against Seller.

(viii)  Exhibit "N" attached hereto and made a part hereof is a listing of all currently existing wells on the Leases to which Buyer may drill or conduct seismic operations no closer than the distances set forth in Paragraphs 9.A. and 9.F. of this Agreement.

(ix)    Seller and each of the Internal Partners is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

The phrases "knowledge of Seller", "Seller's knowledge", and any other variations thereof, shall mean the actual knowledge of Adam E. Beren or Charles B. Spradlin, Jr.

B.     From and after the date of execution of this Agreement until the Closing Date, Seller shall not, nor shall any of its officers, directors, employees or agents, directly or indirectly, solicit, initiate, pursue, consider, or otherwise participate in any discussions or negotiations with, or provide any information to or otherwise cooperate in any way with, any Person, concerning (i) any competing offers with respect to the Property or Seller's rights with respect thereto, or (ii) any offer or indication of interest with respect to any transaction involving the sale, transfer, license, or other disposition of the Property. Seller shall immediately terminate any such actions pending on the date of execution of this Agreement. From and after the date of execution of this Agreement and until the Closing, except as may be otherwise consented to by Buyer in writing, Seller shall not dedicate, sell, farmout, encumber or dispose of any of the Property, nor shall Seller drill any new well on the Property for production of Hydrocarbons from the Mississippi Formation.

C.     Seller has made and shall make no other warranty or representation, express or implied, as to the accuracy or completeness of any data, information or materials heretofore or hereafter furnished or conveyed to Buyer in connection with the Property, whether made by Seller or its employees, officers, representatives or agents, including without limitation Riviera-Ensley Energy Advisors ("Broker"), and whether as to the ability, capacity or potential of the Property to produce Hydrocarbons, at any particular rate or in any particular quantity, or otherwise.  Any and all such data, information or other materials which may have been furnished or conveyed to Buyer was so furnished or conveyed as a convenience, and any reliance upon or use thereof shall be at Buyer's sole risk.  Buyer is fully aware of all facts and information related to the contemplated operations, condition, and value of the Property, has not relied on Seller or its agents, including without limitation, Broker, for any such facts or information.  Seller has made and makes no representation whatsoever as to the title to the lands covered hereunder, or by the Leases or Contracts appertaining thereto, nor does Seller make any representation as to the effectiveness or validity of any the Leases or the Contracts, and all such lands, Leases and Contracts shall be assigned without warranty, either express or implied, of title, effectiveness, validity or otherwise, except that Seller shall warrant and defend title from and against any party claiming by, through or under Seller, an Internal Partner, or the Berexco Group, but not otherwise.

D.     Buyer represents and warrants to Seller as follows:

(i)     Buyer has all requisite power and authority to enter into this Agreement, to purchase the Property on the terms described in this Agreement, and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of Buyer's charter, by-laws or governing documents, or any material agreement or instrument to which Buyer is a party or by which Buyer is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

(ii)    Buyer is validly existing, and, if applicable, in good standing, under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action on the part of Buyer.

(iii)   This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing will constitute, legal, valid and binding obligations of Buyer in accordance with their respective terms.

(iv)   Buyer has examined the Property for all purposes, and is not relying on any prior description of the Property, whether written or verbal, which may have been delivered by Seller or its employees, officers, representatives, or agents, including without limitation Broker.

(v)    Buyer hereby certifies and acknowledges that it has or will obtain all necessary Permits, approvals or other authorities necessary under applicable state and federal law to accept assignment of the Property and conduct the operations contemplated hereby thereon, and will hold Seller harmless from and against any and all liability with respect thereto.

(vi)   To Buyer’s knowledge, as of the date hereof, no suit, action or other Proceeding is pending before any court or governmental agency which might result in impairment of Buyer's ability to pay the Purchase Price and accept assignment of the Property, and to conduct the operations contemplated hereby thereon, and to the knowledge of Buyer, no such suit, action or other Proceeding is threatened.  Buyer shall promptly notify Seller of any such Proceeding arising prior to the Closing.

(vii)  There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by, or to Buyer’s knowledge, threatened against Buyer or any of its members.

E.      Buyer warrants and represents that it is actively engaged in the oil and gas business, and is an experienced and knowledgeable investor in the oil and gas business, familiar with the risks attendant to the conduct of activities in the oil and gas business in general, and the rights and interests covered by this Agreement in particular. Buyer acknowledges and covenants that it has been given the full opportunity to ask questions, and Seller has answered all inquiries, if any, which Buyer has put to it concerning the rights and interests covered by, and the terms and conditions of, this Agreement.

F.     Buyer warrants and represents that it is acquiring the interests covered by this Agreement for its own account as an investment and not with a view to the resale or distribution of all or any part of such interests, and that the representations and warranties of Buyer herein shall be deemed to be made by, and shall be binding upon Buyer and its Affiliates, and their respective assigns.  Buyer recognizes and understands that the interest it is acquiring hereunder has not been registered under the Securities Act of 1933, as amended, or under the securities act of any State, and that Buyer therefore recognizes that it must bear the economic risk of investment for an indefinite period of time.  Buyer specifically waives the applicability of the Kansas Consumer Protection Act and all similar laws of other jurisdictions to the transactions contemplated hereby.  Buyer warrants and represents that prior to entering into this Agreement, Buyer was advised by, and has relied solely upon, its own legal, tax and other professional counsel concerning this Agreement, the Property, and the value thereof.

G.     No broker or finder other than Broker has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder other than Broker is entitled to any brokerage or finder's fees or commission with respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of Seller.  Seller shall be solely responsible and shall hold Buyer harmless from any commission, fee or expense due Broker, and both Buyer and Seller agree to indemnify and hold each other harmless from and against any fees or expenses claimed by any other brokers or finders in connection with this Agreement or the transaction contemplated hereby.

H.     Buyer shall defend, indemnify and hold Seller harmless from and against any and all liabilities, debts, claims, damages, and loss incurred in connection with Buyer's operations hereunder on the Property.  Seller shall defend, indemnify and hold Buyer harmless from and against any and all liabilities, debts, claims, damages and loss incurred in connection with Seller's operations on the Leases outside of this Agreement, including with respect to all prior acts or omissions of, and operations conducted by, Seller or its predecessors on the Leases. The indemnities of Seller and Buyer in this Paragraph 13.H. shall survive the Closing.

14.   CLOSING
A.    Unless otherwise agreed to by the parties, the Closing shall take place at the offices of Seller fifteen (15) days following the expiration of Buyer's Title Review Period (the "Closing Date"), or such other earlier date or place, or in such other manner, as may be determined by mutual agreement of the parties.

B.     At Closing, Seller shall deliver to Buyer (or its designee) the following:

(i)     one or more fully executed and recordable Partial Term Assignments of Oil and Gas Leases substantially in the form of Exhibit "C" attached hereto, and such other documents as may be reasonably necessary to convey the Property to Buyer in accordance with the provisions hereof;

(ii)    the executed Seismic Data License Agreement and the Seismic Data;

(iii)   the executed Escrow Agreement;

(iv)   a certification from Seller in form substantially similar to that attached hereto and made a part hereof as Exhibit "O", that such Person is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code; and

(iv)   such other and further Closing documents as Buyer may reasonably request prior to Closing.

C.     At Closing, Buyer shall deliver to Seller the following:

(i)     bank wire transfer of immediately available funds in the amount of the Purchase Price less the Performance Deposit, adjusted by any Closing Date Adjustments, payable to the order of Seller;

(ii)    the executed Seismic Data License Agreement;

(iii)   the executed Escrow Agreement;

(iv)   certificates of good standing evidencing Buyer's qualification to transact business in the states of Kansas, Oklahoma, and Buyer's state of formation; and

(v)    such other and further Closing documents as Seller may reasonably request prior to Closing.

D.     Unless waived by Seller, at Closing, Buyer shall execute, and Seller shall cause Beredco LLC to execute, a drilling contract in the form of Exhibit "P" attached hereto and made a part hereof providing for the drilling of the first five (5) Horizontal Wells on the Property (and/or an equivalent thereof, as is provided below), and the drilling of the first five (5) SWD Wells on the Property, by rotary rig(s) owned by Beredco LLC; provided, however, nothing herein shall be construed to require Buyer to drill any wells on the Property.  For the purposes of this Paragraph 14.D., two (2) of the first-drilled Short-Lateral Horizontal Wells, and eight (8) of the first-drilled Vertical, SWD or Pilot Wells, shall be considered the equivalent of one (1) Horizontal Well.

15.   CLOSING DATE ADJUSTMENTS

At Closing, the Purchase Price shall be reduced as provided in Paragraph 7.A. for any Lease excluded from this Agreement as a result of a Material Title Defect which is not waived by Buyer and which Seller does not elect to cure, reduced as provided in Paragraph 7.D. for any reduction in net leasehold acres or leasehold net revenue interest actually delivered by Seller in any Lease, and increased as provided in Paragraph 7.E. for any additional net leasehold acres delivered by Seller in any Lease.

16.   CLOSING CONDITIONS

A.    The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction at or prior to Closing of the following conditions:  (i) all representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of Closing as if such representations and warranties were made at and as of Closing; (ii) Buyer shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Buyer at or prior to Closing; and (iii) the aggregate downward adjustment (if any) to the Purchase Price which results from the procedures set forth in Paragraph 7. does not exceed ten percent (10%) of the unadjusted Purchase Price. To the extent that Seller terminates this Agreement due to closing condition (iii) above, then the Performance Deposit shall be immediately refunded to Buyer. To the extent that Seller terminates this Agreement due to any failure of Buyer to complete any of the closing conditions above, and Seller is not in material breach of this Agreement, then the Performance Deposit shall be immediately paid to Seller.

B.     The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction at or prior to Closing of the following conditions:  (i) all representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and (ii) Seller shall have performed and satisfied all covenants and conditions required by this Agreement to be performed and satisfied by Seller at or prior to Closing. To the extent that Buyer terminates this Agreement due to any failure of Seller to complete any of the closing conditions above, and Buyer is not in material breach of this Agreement, then the Performance Deposit shall be immediately paid to Buyer. If Buyer proceeds to Closing with knowledge of any condition above not being met by Seller, such condition will be deemed waived by Buyer as a condition to close and Buyer hereby waives any claim for breach of a covenant, representation or warranty or for any indemnity related to such condition which would otherwise be owed pursuant to this Agreement.

17.   POST-CLOSING ADJUSTMENTS

No later than one hundred and twenty (120) days after Closing, Seller shall prepare a statement setting forth each adjustment or payment which was not finally determined as of the Closing under the provisions of Paragraphs 7.C. hereof, and showing the calculation of the final settlement price based upon such statement ("Final Settlement Price").  Seller shall submit such statement to Buyer and shall afford Buyer access to Seller's records pertaining to the computations contained in said statement.  Buyer shall advise Seller in writing of any errors or omissions within fifteen (15) days of receipt of such statement. In the event (i) the Final Settlement Price is more than the amount previously paid to Seller, Buyer shall pay to Seller the amount of such difference in immediately available funds, or (ii) the Final Settlement Price is less than the amount Previously paid to Seller, Seller shall pay to Buyer the amount of such difference in immediately available funds.  Such payments shall be made within five (5) Business Days after expiration of the notice period.

18.   TAXES

Any and all sales, conveyance or other similar taxes imposed as a result of the transactions contemplated by this Agreement, other than any income taxes of Seller, shall be paid by and are the responsibility of Buyer.  Buyer shall also be responsible for the payment of all severance, ad valorem or other taxes levied against Buyer's share of any production from any well drilled by Buyer on the Leases. Seller shall be responsible for the payment of all severance, ad valorem or other taxes levied against Seller's share of any production from any well on the Leases.  If requested by Seller, Buyer shall submit any ad valorem tax renditions to Seller on wells drilled by Buyer no later than fifteen (15) days prior to filing such renditions with the applicable county(ies), in order that Seller may review and make suggestions on adjusting such renditions prior to filing.

19.   DEFAULT

A.    Should Buyer default in its obligations hereunder in any material respect prior to Closing, including but not limited to, a failure to be present at the designated time for the Closing hereof, Seller's sole remedy shall be to receive payment of the Performance Deposit from the Hinkle Law Firm LLC client trust account and retain such Performance Deposit as liquidated damages and to terminate this Agreement, Seller hereby waiving all other legal or equitable remedies, including without limitation, damages or a suit for specific performance. BUYER AND SELLER HEREBY ACKNOWLEDGE THAT THE EXTENT OF ACTUAL DAMAGES WHICH SELLER WOULD SUFFER AS A RESULT OF BUYER'S DEFAULT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN AND HAVE AGREED, AFTER SPECIFIC NEGOTIATION, THAT THE AMOUNT OF THE PERFORMANCE DEPOSIT IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES, IS INTENDED TO CONSTITUTE A FIXED AMOUNT OF LIQUIDATED DAMAGES, AND DOES NOT CONSTITUTE A PENALTY.

B.     Should Seller default in its obligations hereunder in any material respect prior to Closing, including but not limited to, a failure to be present at the designated time for the Closing hereof, Buyer's sole remedy shall be [***]. BUYER AND SELLER HEREBY ACKNOWLEDGE THAT THE EXTENT OF ACTUAL DAMAGES WHICH BUYER WOULD SUFFER AS A RESULT OF SELLER'S DEFAULT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN AND HAVE AGREED, AFTER SPECIFIC NEGOTIATION, THAT [***] IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES, IS INTENDED TO CONSTITUTE A FIXED AMOUNT OF LIQUIDATED DAMAGES, AND DOES NOT CONSTITUTE A PENALTY.

C.     In the event either party is in default in any material respect of any provision of this Agreement after Closing, the non-defaulting party, as a condition precedent to its remedies, must give the defaulting party written notice of the default in strict accordance with the notice requirements of this Agreement.  The defaulting party shall have thirty (30) Business Days from receipt of such notice to commence curing the default and shall thereafter diligently pursue the completion thereof, but in no event shall such cure period extend beyond ninety (90) days, unless a longer period is mutually agreed by the parties.  If the default is timely cured, this Agreement shall continue in full force and effect.  If the default is not timely cured, the non-defaulting party may pursue its applicable remedies set forth in the following Paragraphs 19.D. and 19.E.

D.     If Buyer fails to comply with any of the material provisions of this Agreement after Closing and fails to cure the same within the applicable cure periods, Seller may, upon the first such occurrence, elect to terminate the Primary Term (including any Extended Primary Term) of any or all of the Leases assigned to Buyer hereunder that are directly related to, or are the subject matter of, Buyer's material uncured default.  Any such election to terminate by Seller shall be made no later than thirty (30) days following the expiration of the applicable cure period.  If Buyer thereafter again fails to comply with any of the material provisions of this Agreement and fails to cure the same within the applicable cure periods, Seller may elect, no later than thirty (30) days following the expiration of the applicable cure period, to terminate the Primary Term (including any Extended Primary Term) of any or all of the Leases assigned to Buyer hereunder that are directly related to, or are the subject matter of, Buyer's material uncured default, and, in the event Buyer's uncured defaults (on a cumulative basis) have given rise to claims in excess of Fifty Thousand  Dollars ($50,000) and/or have resulted from Buyer's failure to comply with the provisions of Paragraphs 6., 9.A., 9. D., 9.F., 9.H., 9.J., 9.K., 9.L., 9.M., 10.G., 20., 21., or 22. of this Agreement, Seller may elect, no later than thirty (30) days following the expiration of the applicable cure period, to terminate this Agreement and/or, at Seller's option, immediately terminate the Primary Term (including any Extended Primary Term) of any or all other Leases assigned to Buyer hereunder.  Notwithstanding any such termination, Seller shall not have the right to unilaterally terminate any Secondary Term Assignment which Buyer has earned under the provisions of this Agreement. In exercising any such election to terminate, Seller shall not waive, or otherwise be precluded from exercising, any other rights or remedies, at law or in equity, which it may have for the breach of the Agreement by Buyer or for Buyer's failure to perform this Agreement in whole or in part.

E.     If Seller fails to comply with any of the material provisions of this Agreement after Closing, and fails to cure the same within the applicable cure periods, Buyer may pursue any and all rights or remedies, at law or in equity, which it may have for the breach of the Agreement by Seller or for Seller's failure to perform this Agreement in whole or in part, including specific performance of this Agreement as it relates to delivery of any Assignment, Extension of Primary Term Assignment, or Secondary Term Assignment without the necessity of proving irreparable harm.

20.   NON-ASSIGNABILITY

This Agreement is personal in nature.  Neither this Agreement, the Leases, nor any interest in the Property shall be assigned, conveyed, transferred, or otherwise disposed of by Buyer in any manner (collectively, a "Transfer"), in whole or in part, without the express written consent of Seller, which consent may be withheld by Seller for any cause, or for no cause, provided however, Seller specifically acknowledges that Buyer may, without Seller's consent, assign this Agreement once to any entity into or with which Buyer may be merged, consolidated or reorganized or to any Affiliate of Buyer (a “Permitted Transfer”).  Seller acknowledges that one or more of the members comprising Buyer (“Buyer Members”) are publicly traded entities as of the date of this Agreement, and, subject to the provisions of Paragraph 21. below, that any sale, assignment or other transfer of the stock of Buyer Members by a shareholder(s) shall not be deemed an assignment of this Agreement by operation of law or otherwise.  Should consent to any Transfer be given, or if a Permitted Transfer should occur, no further Transfer shall be made without further written consent from Seller, which consent may also be withheld by Seller for any cause, or for no cause. Any Transfer permitted hereunder shall expressly reference and be made subject to this Agreement, including the Transfer restrictions in this paragraph. Buyer shall keep the Property free and clear of any and all liens of any nature, provided, however, and notwithstanding the foregoing, Buyer may mortgage, pledge, hypothecate or in any manner encumber this Agreement or the Property to fund the cost of any wells or Buyer's other activities with respect to the Property, but any such mortgage, pledge, hypothecation or encumbrance shall expressly reference and be made expressly subject to this Agreement, and shall be made expressly subordinate and expressly subject to Seller's rights under the terms of this Agreement. Any Transfer, mortgage, pledge, hypothecations, or other encumbrance made or created in violation of the provisions of this Paragraph 20. shall be null and void.

21.   PREFERENTIAL RIGHT

Notwithstanding the provisions of Paragraph 20. above, Buyer shall have the right to Transfer all, but not less than all, of its right, title and interest in any Lease of which Buyer has earned a Secondary Term Assignment, but no such Transfer may be made unless and until Buyer shall have given Seller written notice of the offer received by Buyer therefor, with full information concerning the proposed sale, which shall include the name and address of the prospective purchaser (who must be ready, willing, and able to purchase), the purchase price, and all other terms  on which the Transfer is to be made.  Seller shall have a period of fifteen (15) days from receipt of such notice in which to elect to purchase Buyer's interest for the stated consideration and on the same terms and conditions; provided, however, Seller shall have no such preferential right to purchase in the case of a Transfer to an Affiliate or in the case of any sale, assignment or other transfer of the stock of Buyer Members by a shareholder; provided, further, that any change of control of Buyer during the time Buyer holds such Lease pursuant to a Secondary Term Assignment made hereunder, or of an Affiliate transferee or other transferee of Buyer following the Transfer thereto of such Lease which is subject to a Secondary Term Assignment made hereunder, shall be considered a Transfer subject to Seller's option to exercise its preferential right under the provisions of this Paragraph 21 with respect such Lease.  In the event of any Transfer for consideration other than cash or other consideration with quantifiable value (e.g. marketable securities or debt), or in the event of a change of control of Buyer during the time Buyer holds such Lease pursuant to a Secondary Term Assignment made hereunder, or of an Affiliate transferee or other transferee of Buyer following the Transfer thereto of such Lease which is subject to a Secondary Term Assignment made hereunder, Seller's option to exercise its preferential right shall be based upon a price equal to the value allocated in good faith to the Property to be Transferred, or if no such allocation was made in the transaction giving rise to the Transfer, the preferential right shall be based upon the applicable price per net mineral acre set forth in Paragraph 7.A. of this Agreement.

For the purposes of this Paragraph 21, a "change of control" of Buyer, or of an Affiliate transferee or other transferee of Buyer, shall mean a transaction or series of related transactions within a six-month period which result in the security holders of such entity immediately prior to such transaction or series or related transaction no longer holding, directly or indirectly, more than 50% of the voting securities of the entity immediately following such transaction or series of related transactions.

22.   [***]

23.   NOTICES

Any notice, request, waiver, demand or consent required or permitted to be given hereunder shall be in writing and delivered by U.S. mail or courier service, addressed to a party at the below addresses. The delivery date of such shall be the date the same is deposited in an official United States Post Office, postage prepaid, certified or registered mail, return receipt requested, or the date delivered by such courier service with the service fee prepaid.

SELLER:	BUYER:
Berexco LLC	Condor Energy Technology LLC
2020 N. Bramblewood	4125 Blackhawk Plaza Circle, Suite 201
Wichita, Kansas 67206	Danville, California 94506
Attn: Mr. Adam E. Beren	Attn: Mr. Frank Ingriselli
With copy to: Mr. Charles Spradlin	Facsimile: 925-403-0703
Facsimile: 316-265-7372

24.   MISCELLANEOUS

A.    Time shall be of the essence of this Agreement.  This Agreement states the entire agreement between the parties, superceding any and all prior communications or agreements between the parties with respect to the subject matter contained herein, and may be supplemented, altered, amended, modified or revoked only by a writing signed by both parties. Should any conflict arise between the terms and conditions of any prior communication or agreement between the parties hereto, oral or written, and this Agreement, then, in such event, this Agreement shall control.  No amendment, modification, supplement or waiver of the terms of this Agreement shall be binding unless executed in writing by both parties hereto.

B.     Seller and Buyer hereby agree from time to time after the Closing, to execute, acknowledge and deliver all such other documents, instruments, or forms as may reasonably be required in connection with the terms and provisions of this Agreement, and to perform and take such actions as may be necessary or appropriate in connection with the performance of the transactions which are contemplated by this Agreement.

C.     The indemnities, representations, warranties and agreements contained in this Agreement and in any certificate or other instrument delivered by or on behalf of either party pursuant to this Agreement shall survive the Closing.

D.     There shall be no press release or public communication by either party concerning this Agreement and/or the transaction contemplated hereby except with the express written consent of the other party, including the express written consent of the other party of the use of such party's identity or any characterization or material information concerning such party to be included in such press release or public communication.  The provisions of this Paragraph 24.D. shall not prevent, in the absence of such consent, a public disclosure or communication which the party making such disclosure or communication is required to make pursuant to Applicable Law or regulation; provided, however, in such event the disclosing party shall not reveal the identity of the other party unless specifically required by law or regulation to do so, and shall limit any other disclosure concerning the other party to only such information as is required by law or regulation to be disclosed. After the Closing Date, Buyer shall have the right to publicly disclose any information (via press releases and other announcements) related to its activities on the Property, including, without limitation, well activity, including drilling locations, IP rates, logs, production data, reserve reports, etc., provided that no such general activity disclosures shall name or identify Seller, without Seller’s prior written consent.

E.     The paragraph headings used in this Agreement are for reference and guidance purposes only and shall have no significance in, and do not affect in any way, the meaning or interpretation of this Agreement.

F.     If any term or other provision of this Agreement is judicially determined to be invalid, illegal, or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substances of the transaction contemplated hereby are not affected in a materially adverse manner with respect to either party.

G.     Without regard to principles of conflicts of law, this Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Kansas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America, except that, to the extent that the law of a state in which a portion of the Property is located (or which is otherwise applicable to a portion of the Property) necessarily governs, the law of such state shall apply as to that portion of the Property located in (or otherwise subject to the laws of) such state.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  Each of the parties hereby (a) irrevocably submits to the exclusive jurisdiction of the state and federal courts of Sedgwick County, Kansas, for the purposes of any suit, action or Proceeding arising out of or relating to this Agreement, and (b) waives, and agrees not to assert in any such suit, action or Proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court or of any other court to which Proceedings in such court may be appealed; (ii) such suit, action or Proceeding is brought in an inconvenient forum; or, (iii) the venue of such suit, action or Proceeding is improper.

H.     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY NEITHER PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

I.      Notwithstanding anything herein to the contrary, Seller’s cumulative liability for indemnity obligations and damages for any breach of this Agreement shall not exceed the actual Purchase Price paid by Buyer. The sole and exclusive remedy of Buyer with respect to the Property shall be pursuant to the express provisions of this Agreement.

J.      Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement, and will use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary and proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement.

K.     This Agreement and all other provisions hereof shall be deemed to be covenants running with the Lands and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

L.     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Facsimile signatures of the parties hereto shall be sufficient, and shall be treated as original signatures, for all purposes under this Agreement.

M.    It is not the intention of the Parties to create a partnership, joint venture, mining partnership or association taxable as a corporation, and neither this Agreement nor any operations hereunder shall be construed as creating any such relationship. The liability of the parties hereto shall be several and separate, and not joint or collective, and each of the parties hereto shall be responsible for its obligations only.  Nothing contained herein shall be construed to constitute any party hereto as a partner or agent of any other party, and each party hereby waives, disclaims and releases any and all fiduciary duties hereunder.

O.     Subject to the provisions of Paragraphs 20. and 21., this Agreement and the terms, conditions and covenants hereof shall be binding upon the parties hereto and their respective successors and assigns.

25.   EXHIBITS

The below listed Exhibits are referred to in this Agreement, are incorporated into this Agreement by reference, and constitute a part of this Agreement.  Both Buyer and Seller have received a full and complete set of Exhibits as of the execution date of this Agreement.

Exhibit "A"	Leases [Exhibit omitted pursuant to a Request for Confidential Treatment]
Exhibit "B"	Escrow Agreement
Exhibit "C"	Partial Term Assignment of Oil and Gas Leases
Exhibit "D"	Crude Oil Purchase Contract
Exhibit "E"	Confidentiality Agreement
Exhibit "F"	Seismic Data License Agreement
Exhibit "G"	Well Operational and Data Requirements
Exhibit "H"	Insurance Requirements
Exhibit "I"	Extension of Partial Term Assignment of Oil and Gas Leases
Exhibit "J"	Secondary Term Assignment
Exhibit "K"	Internal Partners [Exhibit omitted pursuant to a Request for Confidential Treatment]
Exhibit "L"	Suits, Actions, Proceedings [Exhibit omitted pursuant to a Request for Confidential Treatment]
Exhibit "M"	Gas Purchase Contracts
Exhibit "N"	Current Wells for Setback Requirements [Exhibit omitted pursuant to a Request for Confidential Treatment]
Exhibit "O"	FIRPTA Certificate
Exhibit "P"	Drilling Contract [Exhibit omitted pursuant to a Request for Confidential Treatment]

26.   CERTAIN DEFINED TERMS:

As used in this Agreement , each of the following terms has the meaning given it below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For the purposes of this Agreement, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified Person or property is subject.

“Business Day” shall mean a day other than a Saturday or Sunday or a day on which commercial banks in the State of Kansas are required to be closed for business.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign).

“Hydrocarbons” shall mean oil, gas, other liquid or gaseous hydrocarbons, and/or other minerals, or any of them or any combination thereof.

“Permits” means licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Entities.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

“Proceedings” means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

"Recognized Environmental Condition" means the presence of any hazardous substances or petroleum products on the land covered by a Lease under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into the ground, ground water, or surface water of the land covered by a Lease, but shall not include de minimis conditions that generally do not present a material risk of harm to public health or the environment and that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental authorities.

27.   CERTAIN ADDITIONAL DEFINED TERMS

In addition to such terms as are defined in the preamble to this Agreement and in Paragraph 26. above, the following terms are used in this Agreement as defined in the Paragraphs set forth below opposite such terms:

"Primary Term"	Paragraph 1.
"Lease or Leases"	Paragraph 1.
"Contracts"	Paragraph 1.
"Property"	Paragraph 1.
"Closing"	Paragraph 3.A.
"Purchase Price"	Paragraph 3.A.
"Performance Deposit"	Paragraph 3.A.
"Assignment"	Paragraph 4.
"Payout"	Paragraph 5.C.
"BOE"	Paragraph 5.C.
"Confidentiality Agreement"	Paragraph 6.
"Buyer's Title Review Period"	Paragraph 7.A.
"Material Title Defect"	Paragraph 7.B.
"Permitted Encumbrances"	Paragraph 7.B.
"Scheduled NRI"	Paragraph 7.D.
"Deliverable NRI"	Paragraph 7.D.
"Site Assessment"	Paragraph 7.F.
"Seismic Data"	Paragraph 8
"Horizontal Well"	Paragraph 9.A.
"Short-Lateral Horizontal Well"	Paragraph 9.A.
"Vertical Well"	Paragraph 9.A.
"Pilot Well"	Paragraph 9.A.
"SWD Well"	Paragraph 9.C.
"Standard Data Set"	Paragraph 9.G.
"Earning Well"	Paragraph 9.I.
"Option Date"	Paragraph 10.A.
"Option"	Paragraph 10.A.
"Extended Primary Term"	Paragraph 10.A.
"Unit"	Paragraph 11.A.
"Producing Well"	Paragraph 11.A.
"Secondary Term Assignment"	Paragraph 11.A.
"Berexco Group"	Paragraph 12.
"Internal Partners"	Paragraph 13.A.
"Broker"	Paragraph 13.C.
"Closing Date"	Paragraph 14.A.
"Final Settlement Price"	Paragraph 17.
"Transfer"	Paragraph 20.
"Permitted Transfer"	Paragraph 20.
"Buyer Members"	Paragraph 20.
"Landowner Demand	Paragraph 22.
"Demand Litigation"	Paragraph 22.

[Remainder of page intentionally left blank,
Signature Page follows]

IN WITNESS HEREOF, the parties hereto have entered into and executed this Agreement as of the date first above written.

SELLER:

Berexco LLC

By:	/s/ Adam E. Beren
Adam E. Beren, President

BUYER:

Condor Energy Technology LLC

By:	/s/ Frank Ingriselli
Frank Ingriselli, President

EXHIBIT A

LEASES

[***]

EXHIBIT "B"

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made and entered into this 29th day of November, 2012 (the “Effective Date”), by and among Berexco LLC, a  Kansas limited liability company (“Seller”), Condor Energy Technology LLC, a Nevada limited liability company (“Buyer”), and Hinkle Law Firm, LLC, a Kansas limited liability company (“Escrow Agent”).

WITNESSETH:

WHEREAS, Buyer and Seller are parties to that certain Agreement for Purchase of Term Assignment dated November 29, 2012 (the “AFPOTA”);

WHEREAS, pursuant to the terms and provisions of the AFPOTA, the Seller and Buyer desire to have the Escrow Agent hold in escrow the sum of Eight Hundred and Sixty-four Thousand, Eight Hundred and Sixty-six and No/100 Dollars ($864,866.00) which is referred to in the AFPOTA as the “Performance Deposit”, to be disbursed in accordance with the terms and conditions of this Agreement: and

WHEREAS, Escrow Agent agrees to hold and/or release the Performance Deposit in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Term.  This Agreement shall be effective and in full force and effect and binding upon the parties hereto, from the Effective Date until the final distribution and/or release by Escrow Agent of all of the Performance Deposit, whereupon this Agreement shall terminate and the parties shall have no further obligations hereunder, unless expressly set forth herein.

2.    Appointment of Escrow Agent.  Seller and Buyer hereby appoint Hinkle Law Firm, LLC to serve as Escrow Agent, and the Escrow Agent hereby accepts and agrees to perform its obligation as set forth in the terms of this Agreement.  Escrow Agent shall not be bound by the terms and provisions of the AFPOTA nor any amendments or modifications thereto unless it expressly agrees, in writing, to be bound by such terms and provisions.

3.     Management of Deposit.  Escrow Agent hereby agrees to hold the Performance Deposit in accordance with the terms and provisions of this Agreement.  Buyer and Seller agree that Escrow Agent shall be entitled to place the Performance Deposit in an account with INTRUST BANK, N.A., Wichita, Kansas which account will be established by Escrow Agent for the sole purpose of holding the Performance Deposit (the “Escrow Account”).  The Performance Deposit shall be and remain the property of the Buyer and shall be deemed to be held in trust for the benefit of Buyer.  Escrow Agent shall disburse the Performance Deposit in accordance with the terms of this Agreement.

4.     Escrow Information.  The Performance Deposit shall be deposited in the Escrow Account, which Escrow Account shall be a separately segregated interest bearing account.  Any interest earned by the principal in the Performance Deposit shall be accumulated in the Escrow Account, shall be considered a part of the Performance Deposit and shall be released by Escrow Agent as Escrow Agent shall be directed as provided herein; provided, however, any dispute concerning release of the Performance Deposit shall be resolved in accordance with the dispute resolution mechanism set forth in this Agreement.  Buyer and Seller shall provide Escrow Agent with their respective taxpayer ID numbers concurrently with the execution of this Agreement.

5.     Disbursements of Performance Deposit.  Escrow Agent shall disburse the Performance Deposit in accordance with the following terms:

(a)    Buyer and Seller may, at any time, provide an agreed written notice to Escrow Agent, requesting that funds be released (the “Funds Release Notice”).  To be valid, the Funds Release Notice must be executed by both Buyer and Seller, must state the amount of such funds to be released, and must state to whom the funds are to be released.

6.     Dispute Resolution Mechanism.  In the event of any disagreement between any of the parties to this Agreement, or between them or either of any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement or in the event that Escrow Agent may, in good faith, question any action that should be taken hereunder, Escrow Agent may, at Escrow Agent’s option, (i) refuse to comply with any claim or demand on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event Escrow Agent shall not be or become liable to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to so refrain from acting until the rights of Seller and Buyer shall have been fully and finally adjudicated by arbitration or by a court of competent jurisdiction, or all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, or (ii) file an action in interpleader to resolve such disagreement and deposit with the registrar of the court in which it files such action any and all of the Performance Deposit in its possession and, thereupon, it shall stand fully relieved and discharged of any further duties under the Agreement.  The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

7.     Duties of Escrow Agent.  The duties of Escrow Agent shall be limited to those expressly set forth in this Agreement, including but not limited to: (i) accepting the Performance Deposit, (ii) disbursing the Performance Deposit, and/or (iii) reporting earnings on interest to the IRS.

8      Liability and Protection of Escrow Account.

(a)    Powers – Generally.  Escrow Agent shall have only the rights, powers, privileges and duties expressly set forth in this Agreement, together with those rights, powers, and privileges reasonably incident thereto, and is not a party to, and is not bound by, or charged with notice of any agreement other than this Agreement.

(b)   Actions on Notice, etc.  Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document which Escrow Agent, in good faith, reasonably believes to be genuine and to be signed by the proper party or parties.

(c)   Advice of Counsel.  Escrow Agent may rely on the advice of its legal counsel (including any attorneys with Hinkle Law Firm, LLC) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and shall incur no liability as a result of reliance on such advice.

(d)   Resignation.  Escrow Agent shall have the right to resign hereunder upon ten (10) days prior written notice to Seller and Buyer.  If Escrow Agent resigns or otherwise fails or refuses to act as Escrow Agent, then Seller and Buyer shall use their reasonable business efforts to agree upon a substitute Escrow Agent.  In addition, Escrow Agent may be removed by the mutual agreement of Seller and Buyer.

(e)    Liability – Negligent Acts.  Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for acts which constitute gross negligence, or willful misconduct or which constitute a breach of its duties hereunder.

(f)    Insurance.  Escrow Agent is not an insurer for the safety of the Performance Deposit.  Escrow Agent shall not be liable or responsible for a loss of any of the funds by reason of bank failure.

9.     Compensation for Services.  Escrow Agent shall be entitled to an Escrow Fee for the services set out in this Agreement which is equal to (i)  the sum of $300.00 per hour for work performed; (ii) all costs, fees, and other expenses incurred by Escrow Agent in establishing a bank account for the Performance Deposit; (iii) the costs associated with the transfer of any of the Performance Deposit including, but not limited to, wire transfer costs and/or cashier’s check expenses; and (iv) reasonable costs and expenses incurred by Escrow Agent including, but not limited to, long distance telephone costs and copy charges.  Buyer and Seller shall be jointly and severally liable for the payment of such compensation but the final responsibility shall lie with Seller.  Escrow Agent shall be entitled to deduct any and all compensation due from the Performance Deposit prior to making any disbursements.

10.   Indemnity.  Seller and Buyer agree, jointly and severally, to indemnify and hold Escrow Agent harmless from and against all costs, damages, judgments, attorneys’ fees, expenses and obligations and liabilities of any kind or nature which Escrow Agent may incur or sustain in connection with or arising out of this Agreement, except to the extent due to Escrow Agent’s gross negligence, willful misconduct, or breach of its duties hereunder.  In addition, each party agrees to indemnify Escrow Agent from all costs, legal fees, and expenses incurred by Escrow Agent (including those legal fees of attorneys who practice with Escrow Agent) in connection with or arising out of (i) seeking recovery from such party under or pursuant to the terms of this indemnity paragraph; (ii) defending any litigation which arises out of or relates to this Agreement or the alleged breach thereof by any party, including Escrow Agent; and (iii)  seeking recovery of any compensation which is due Escrow Agent.  Escrow Agent shall be entitled to deduct any and all such amounts due or alleged to be due from the Performance Deposit.

11.   Survival.  The terms and provisions of paragraphs 9 and 10 of this Agreement shall survive termination or expiration of this Agreement.

12.   Liability, Duties and Obligations of Escrow Agent.  The parties hereby agree as follows:

a.     Escrow Agent undertakes to perform only such obligations as are expressly set forth herein.

b.     Escrow Agent shall not be liable for any action taken by it in good faith and reasonably assumed by it to be authorized or within the rights and powers conferred upon it herein.

c.     It is understood that Escrow Agent shall not be required to achieve any minimum return on said Performance Deposit.

13.   Waiver.  Neither this Agreement nor any provisions hereof may be waived except by instrument in writing signed by the parties against which the enforcement of such waiver is sought and then only to the extent set forth in such instrument.

14.   Books and Records.  Escrow Agent shall maintain proper books and records for the Escrow Account.  All amounts to be paid or disbursed by Escrow Agent under this Agreement shall be paid solely out of the Performance Deposit.

15.   Notices.  Any notices to be given hereunder shall be given by (i) placing the notice in the United States mail, certified or registered, properly stamped, (ii) overnight delivery service, (iii) facsimile, or (iv) by personal delivery, in each case addressed to the location shown below or such other addresses as the respective party may direct in writing to the other, or to such address.  Such notice shall be deemed effective (A) two (2) days after such placing in the mail when delivered by U.S. Mail Service, (B) on the day actually delivered by an overnight delivery service, (C) upon confirmation of the completion of the fax (electronic or otherwise) when delivered by fax, or (D) upon such personal delivery:

If to BUYER:	Condor Energy Technology LLC 4125 Blackhawk Plaza Circle, Suite 201A Danville, California 94506 Attn: Mr. Frank Ingriselli Fax No.: 925-403-0703

If to SELLER:	Berexco LLC 2020 N. Bramblewood Wichita, Kansas 67206 Attn: Mr. Adam E. Beren With copy to: Mr. Charles Spradlin Fax No.: 316-265-7372

If to ESCROW AGENT:	Hinkle Law Firm, LLC 8621 East 21st Street North, Suite 200 Wichita, Kansas 67206-2991 Attn: John Broomes Facsimile: 316-630-8375

16.   Amendments.  No amendments or changes to this Agreement shall become effective unless in writing and signed by Seller, Buyer and Escrow Agent.

17.   Superseding Effect.  This Agreement shall govern the obligations and rights of the parties notwithstanding the terms and provisions of the AFPOTA.  Escrow Agent shall not be bound by the terms and provisions of the AFPOTA.

18.   Invalidity.  In the case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the provisions hereof, and this Agreement shall be construed as if that provision had never been contained herein.

19.   Time.  Time is of the essence in the performance of each provision of this Agreement.

20.   Counterparts and Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.  Signatures sent by one party to the other via facsimile transmission shall be deemed original signatures, binding upon the party so sending such signature, and shall be and hereby are deemed original signatures.

21.   Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their successors and permitted assigns.

22.   Governing Law.  This Agreement shall be governed by the laws of the State of Kansas.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BUYER
Condor Energy Technology LLC

By:
Frank Ingriselli, President

SELLER
Berexco LLC

By:
Adam E. Beren, President

ESCROW AGENT:
Hinkle Law Firm, LLC

By:
John Broomes, Member

EXHIBIT “C”

PARTIAL TERM ASSIGNMENT OF OIL AND GAS LEASES

STATE OF  _______________§

COUNTY OF  ______________§

This Partial Term Assignment of Oil and Gas Leases (the “Assignment”) is made and entered into as of the day of November, 2012 (the “Effective Date”), by and between Berexco LLC, _____________________  , hereinafter collectively referred to as “Assignor”, whether one or more, and Condor Energy Technology LLC, hereinafter referred to as “Assignee”.

WITNESSETH:

Assignor, in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, and of the other agreements of Assignee herein contained, the receipt and sufficiency of which are hereby acknowledged, does hereby transfer, assign and convey unto Assignee, subject to the exceptions, reservations, conditions and other provisions hereinafter set out, all of Assignor’s right, title and interest in and to the leasehold and contractual working interest rights in and to the Oil and Gas Leases described on Exhibit “A attached hereto,such lease(s) being hereinafter sometimes referred to as “the Leases”, and in the "Contracts" as such term is defined in the Agreement (as hereinafter defined), INSOFAR AND ONLY INSOFAR as the Leases and Contracts cover the Mississippi formation underlying lands described in Exhibit “A”, limited to production therefrom from wells drilled by Assignee thereon after the Effective Date.  The Mississippi formation is defined in the State of Kansas as the stratigraphic equivalent of all depths between 4,982 feet and 5,391 feet, inclusive, as shown on the Log-Tech Dual Compensated Porosity log dated February 22, 2007 for the Peppard #3-20 well (API #15-033-21490-0000) located near the center of the Southeast Quarter of the Southeast Quarter of the Northwest Quarter of the Northeast Quarter of Section 20, Township 31 South, Range 17 West (SE/4SE/4NW/4NE/4 Sec. 20-31s-17w), Comanche County, Kansas, and in the State of Oklahoma as the stratigraphic equivalent of all depths between 5,571 feet and 6,540 feet, inclusive, as shown on the Schlumberger Compensated Neutron Formation Density log dated June 10, 1982, for the Cashdollar #1-19 well located at the center of the Southwest Quarter of the Southwest Quarter of Section 19, Township 27 North, Range 17 West (SW/4SW/4 Sec. 19-27n-17w), Woods County, Oklahoma.

Subject to the terms and conditions of the Leases, this Assignment shall be for a term of six hundred fifty-four (654) days commencing on the Effective Date, and shall terminate in all respects upon the expiration of such term.

This Assignment is delivered pursuant, and is made expressly subject, to the terms and conditions of that certain Agreement for Purchase of Term Assignment dated November __, 2012, by and between Berexco LLC, et al., and Condor Energy Technology LLC, which agreement is on file in the office of Berexco LLC at 2020 N. Bramblewood, Wichita, KS 67206 (the “Agreement”).  Assignor and Assignee intend that the terms of the Agreement remain separate and distinct from, and not merge into, the terms of this Assignment.  To the extent of any conflict between the terms and conditions of this Assignment and the Agreement, the terms of the Agreement shall govern and prevail.

Assignor hereby reserves unto Assignor and excepts from this Assignment:

a)     Any and all rights not expressly conveyed to Assignee in this Assignment, including, without limitation, all existing wells, equipment, facilities, and other personal property on or related to the Leases; all of Assignor's right, title and interest in and to all depths outside the Mississippi Formation; the right to drill and complete new wells on the Leases for the production of hydrocarbons from formations other than the Mississippi Formation; and all right, title and interest of Assignor within the Mississippi Formation necessary to allow Assignor to re-enter, workover, complete, re-complete, fracture treat, and produce hydrocarbons from the Mississippi Formation in any well which has been drilled on the Leases (or on lands unitized therewith) prior to the execution of the Agreement (provided, however, Assignor shall not convert an existing vertical well into a horizontal well targeting production from the Mississippi Formation).

b)     As to Leases located in the State of Kansas, an overriding royalty interest in and to all hydrocarbons produced from the Property equal to the positive difference, if any, obtained by subtracting leasehold burdens existing as of the Effective Date from: (i) twenty-two and one-half percent (22.5%) before Payout (as such term is hereinafter defined); (ii) twenty-five percent (25%) upon and after Payout, proportionately reduced to the extent Assignor's working interest in the Lease assigned is less than 100%.  As to Leases located in the State of Oklahoma, an overriding royalty interest in and to all Hydrocarbons produced from the Property equal to the positive difference, if any, obtained by subtracting leasehold burdens existing as of the Effective Date from twenty-five percent (25%), proportionately reduced to the extent Assignor's working interest in the Lease assigned is less than 100%. To the extent leasehold burdens existing as of the Effective Date exceed these respective percentages, Assignor reserves no overriding royalty interest. It is the intention of Assignor to deliver to Assignee a leasehold net revenue interest in each Lease equal to the lesser of seventy-seven and one-half percent (77.5%) or Assignor's actual net revenue interest in and to Leases located in the State of Kansas before Payout; and a leasehold net revenue interest equal to the lesser of seventy-five percent (75%) or Assignor’s actual net revenue interest in and to Leases located in the State of Kansas after Payout, and as to Leases located in the State of Oklahoma. The term "Payout" as used herein shall mean “Payout” as defined in the Agreement.

c)     The continuing preferential right and option, from time to time and at any time, but not the obligation, to purchase all or any part of the hydrocarbons produced and saved by Assignee from any well drilled by Assignee on the Leases, upon the terms and conditions described in the Agreement.

THIS ASSIGNMENT IS MADE WITHOUT ANY WARRANTY OF TITLE, EXPRESS, IMPLIED, STATUTORY, OR AT COMMON LAW; EXCEPT THAT ASSIGNOR SHALL WARRANT AND DEFEND TITLE FROM AND AGAINST ANY PARTY CLAIMING BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE.  ANY OTHER COVENANTS, WARRANTIES AND REPRESENTATIONS, WHETHER OF TITLE OR OTHERWISE, ARE HEREBY EXPRESSLY DISCLAIMED BY ASSIGNOR, AND ASSIGNEE ACCEPTS THIS ASSIGNMENT WITH FULL KNOWLEDGE OF SAME.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR SPECIFICALLY MAKES NO REPRESENTATION, COVENANT, OR WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR AT COMMON LAW, AS TO THE VALIDITY OF ANY OF THE LEASES, CONTRACTS OR AGREEMENTS COVERED HEREBY, OR AS TO THE ACCURACY OF ANY DATA, INFORMATION OR MATERIALS DELIVERED TO ASSIGNEE BY WHATSOEVER MEANS WITH RESPECT TO THE LEASES CONVEYED HEREBY, OR CONCERNING THE QUALITY OR QUANTITY OF HYDROCARBON PRODUCTION OR RESERVES, IF ANY, ATTRIBUTABLE TO THE LEASES CONVEYED, OR THE ABILITY OF THE LEASES TO PRODUCE HYDROCARBONS, OR THE PRICES AT WHICH ASSIGNEE WILL BE ENTITLED TO RECEIVE PAYMENT FOR ANY SUCH HYDROCARBONS, OR OTHERWISE. ANY AND ALL SUCH DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY ASSIGNOR AND ITS REPRESENTATIVES WAS PROVIDED TO ASSIGNEE AS A CONVENIENCE ONLY, AND ANY RELIANCE ON OR USE OF THE SAME HAS BEEN AND SHALL BE AT ASSIGNEE’S SOLE RISK.  ASSIGNEE ACKNOWLEDGES THAT THIS EXPRESS DISCLAIMER AND WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS TRANSACTION AND THE CONSIDERATION THEREOF; AND ACKNOWLEDGES THAT THIS DISCLAIMER AND WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF ASSIGNEE AND EXPLAINED IN DETAIL AND THAT ASSIGNEE HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS DISCLAIMER AND WAIVER.

ASSIGNEE HEREBY ACKNOWLEDGES THAT ASSIGNEE HAS PHYSICALLY INSPECTED, OR HAS WAIVED THE RIGHT TO INSPECT, THE LEASES CONVEYED HEREBY FOR ALL PURPOSES, AND HAS SATISFIED ITSELF AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE MATERIAL FIBERS, AND NATURALLY OCCURING RADIOACTIVE MATERIALS; IS NOT RELYING FOR ANY PURPOSE ON ANY PRIOR DESCRIPTION OF SUCH LEASES, WHETHER WRITTEN OR VERBAL, WHICH MAY HAVE BEEN DELIVERED TO ASSIGNEE BY ASSIGNOR; AND ACCEPTS ASSIGNMENT OF THE LEASES "AS IS, WHERE IS, AND WITH ALL FAULTS".

THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE APPLICABLE, THE FOREGOING DISCLAIMERS ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

The provisions of this Assignment and of the Agreement shall be covenants running with the lands covered by the Leases and shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, this Assignment is executed as to each executing party as of the date of the notarization for such party, and effective as of the Effective Date.

[Signature Pages follow]

ASSIGNOR

BEREXCO LLC

By:
Adam E. Beren, President

By: ________________________________
Name: ______________________________
Title: _______________________________

ASSIGNEE

CONDOR ENERGY TECHNOLOGY LLC

By:
Frank Ingriselli, President

STATE OF KANSAS	§
§
COUNTY OF SEDGWICK	§

This instrument was acknowledged to me on the _____ day of_______ , 2012, by Adam E. Beren, as President of BEREXCO LLC.

My commission expires:
Notary Public

STATE OF ___________	§
§
COUNTY OF _________	§

This instrument was acknowledged to me on the _____ day of_______ , 2012, by, __________________as ________________________________ of ________________.

My commission expires:
Notary Public

STATE OF ___________	§
§
COUNTY OF _________	§

This instrument was acknowledged to me on the _____ day of_______ , 2012, by Frank Ingriselli, as President of Condor Energy Technology LLC.

My commission expires:
Notary Public

EXHIBIT “A”

To be completed prior to execution of the Assignment

EXHIBIT "D"

CENTRAL CRUDE CORPORATION
Crude Oil Purchase Contract

CONTRACT NO. ____________

This contract by and between Condor Energy Technology, LLC (“Condor Energy”), with an address of 4125 Blackhawk Plaza Circle, Ste. 201A, Danville, CA 94506 and Central Crude Corporation (“CCC”), covering the sale and delivery by Condor Energy and the purchase and receipt by CCC of the hereinafter specified lease crude oil is entered into in accordance with the following terms and conditions:

1.	TERM:
The Primary Term shall be a period of one month from ____________________.
The Term shall be automatically extended for a Secondary Term month to month thereafter unless notice of non-renewal is given by either party hereto upon not less than thirty (30) days advance written notice to the other party.

2.	QUALTY AND CRUDE TYPE:	Kansas Common Crude Oil, Oklahoma Sweet Crude Oil and/or Oklahoma Sour Crude Oil.

3.	QUANTITY:
An amount equal to actual lease receipts from lease(s) indicated on Exhibit A attached hereto and made a part hereof. (approximately ____ barrels per day).  Exhibit A will be updated to reflect the addition or deletion of leases(s), as may be agreed in writing by and between Condor Energy and CCC from time to time.

4.	DELIVERY:	Shall be made at the well tankage into facilities designated by CCC.

5.	PRICE:
For the crude oil sold and delivered hereunder CCC agrees to pay a price per barrel which shall be calculated as follows:

The arithmetic average of the daily settlement price for the “Light Sweet Crude Oil” prompt month contract reported by the New York Mercantile Exchange (“NYMEX”) from the first day of the delivery month through the last day of the delivery month, excluding weekends and U.S. holidays, less $_____ per barrel.

[the deduction amount above to be  determined for each lease on Exhibit A, dependent on crude type and lease location].

6.	PAYMENT:
Payment shall be made by either check or direct deposit  on or about the twentieth (25th) day of the month following the month of delivery.

[Condor Energy to furnish banking authorizations if it elects direct deposit]

7.	REJECTED TRUCK LOAD FEE:	CCC may assess Condor Energy a fee in an amount of $150.00 per any rejected truck load, which amount shall be deducted from the payment due by CCC to Seller.

8.	LETTER(S) OF CREDIT COST:	In the event Condor Energy requires any Letters of Credit in connection with this contract, any cost incurred by CCC in therewith shall be promptly reimbursed by Condor Energy to CCC.

ConocoPhillips’s General Provisions dated January 01, 1993 attached hereto as Exhibit B are incorporated herein and made a part hereof; provided, however, it is understood and agreed that this Crude Oil Purchase Contract is for the sale of lease crude by Condor Energy to CCC, that there is no associated obligation of CCC to resell or exchange a similar quantity of crude back to Condor Energy, and that the terms in the ConocoPhillips General Provisions pertaining to such obligations are not applicable.  To the extent of any conflict between the provisions herein and the General Provisions, the provisions herein shall govern.

If Division Orders have been issued to Condor Energy by CCC and executed by Condor Energy covering the wells on Exhibit “A”, the Division Orders are incorporated herein and made a part hereof.  The provisions of this Agreement, including but not limited to those relating to term, rights of termination, price and otherwise, shall be applicable and govern, notwithstanding any provision in the Division Orders to the contrary.

All invoices and notices given pursuant to this contract shall be in writing, faxed or emailed and shall be deemed delivered when received by the other party at the address specified below:

Notices and all other correspondence to CCC shall be mailed, faxed or emailed as follows:

Central Crude Corporation
2020 N. Bramblewood St.
Wichita, KS 67206
Phone:  316-265-8558
Fax:  316-265-8690
Email:  cwilson@berexco.com

Notices and all other correspondence to Condor Energy shall be mailed, faxed or emailed as follows:

Condor Energy Technology, LLC
4125 Blackhawk Plaza Circle, Ste. 201A
Danville, CA 94506
Phone:  855-805-0805
Fax:  925-403-0703
Email: cmoore@pacificenergydevelopment.com
            mpeterson@pacificenergydevelopment.com

[Signature Page follow]

Accepted and agreed this _____ day of _____________________,_________.		Accepted and agreed this _____ day of _____________________,_________.

BUYER		SELLER

Central Crude Corporation		Condor Energy Technology, LLC

By:	________________________________	By:	________________________________

Name:	Charles B. Wilson	Name:	________________________________
Title:	Vice President	Title:	________________________________

EXHIBIT "E"

BEREXCO LLC

~~February~~ MARCH 8, 2012

Prospective Purchaser:
Will Sparker
Manager, Business Development
STXRA LLC

Dear________________:

This Agreement is entered into by and between BEREXCO LLC (hereinafter referred to as "BEREXCO") and the Prospective Purchaser shown above (hereinafter referred to as "RECIPIENT"), in contemplation of the investigation, evaluation, negotiation and/or execution of a possible agreement between BEREXCO and RECIPIENT concerning the sale and purchase of oil and gas interests covering and the exploration and development thereof, on lands generally depicted on Exhibit "A" (limited to acreage that Berexco has interests) attached hereto and made a part hereof and to be more fully described upon execution of this Agreement (the "Confidential Area"). It is agreed as follows:

1. RECIPIENT has been or will be furnished by BEREXCO, certain land, legal, economic, geological and/or geophysical information and data in oral, electronic and/or written form ("Confidential Information") related to oil and gas interests located in the Confidential Area. Such Confidential Information has or will be furnished to RECIPIENT in strict confidence for the sole and only purpose of assisting RECIPIENT in evaluation of the said interests. The Confidential Information shall not include information, data, knowledge, and know-how, that (a) is known or in RECIPIENT's possession, or to any of its Representatives (hereinafter defined), without obligation of confidentiality prior to disclosure to RECIPIENT; (b) is in the public domain, or hereafter enters the public domain through no fault of the Recipient or any of its Representatives prior to disclosure to RECIPIENT; or (c) is independently developed by the Recipient without access or reference to BERECXO's Confidential Information; however it shall include all analyses, interpretations, compilations, studies and evaluations of such information, data, knowledge, and know-how generated or prepared by or on behalf of BEREXCO or RECIPIENT and resulting from the use of such information. All such Confidential Information and data, and any analysis, compilations, studies or other documents or records prepared by RECIPIENT or any of its Representatives, which contain or otherwise reflect or are generated from such information or data, are hereinafter referred to as the "Evaluation Material". RECIPIENT hereby agrees and acknowledges that (a) the Evaluation Material is of a proprietary and confidential nature and that damage could result to BEREXCO if information or data contained therein or derived therefrom is disclosed to any third party; (b) such Confidential Information is made available to RECIPIENT subject to, and in consideration of, RECIPIENT's agreement that RECIPIENT will maintain the confidentiality of it and the Evaluation Material; (c) RECIPIENT will use the Evaluation Material solely for the review and evaluation contemplated hereby and for no other purpose; and (d) RECIPIENT will not disclose the Evaluation Material, in whole or in part, to any third party other than RECIPIENT's directors, officers, employees, agents, affiliates, consultants, members or partners ("Representatives").and/or partners unless expressly authorized by BEREXCO in writing to do so.

2. In the event the Recipient or its Representatives is required by any legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any Confidential Information, the Recipient shall provide BEREXCO prompt notice of such requirement in order to afford BEREXCO an opportunity to seek an appropriate protective order. If BEREXCO is unable to obtain, or does not seek, a protective order, and Recipient is, in the opinion of its counsel, compelled to disclose such Confidential Information, such disclosure shall not be deemed to be a violation of this Agreement. Nothing in this Agreement shall be construed to authorize Recipient to use, in any manner, or to disclose, Confidential Information, except as permitted by this Agreement, and pursuant to any applicable protective order.

3. Without the prior written consent of BEREXCO, neither RECIPIENT nor RECIPIENT's Representatives will (a) confirm or deny the existence of the Evaluation Material, or (b) confirm or deny the validity of any statements made by any third party regarding the Evaluation Material.

4. RECIPIENT will keep a record of the Evaluation Material and of the location of such Evaluation Material. All Evaluation Material will be returned to BEREXCO or destroyed within ten (10) days upon written request of BEREXCO.

5. This Agreement shall terminate as to the Confidential Area one year from the date of execution of this Agreement.

6. This Agreement shall be binding upon the parties hereto and their agents, successors and assigns, if any, and any parties or companies it represents and shall be governed by the laws of the state or states in which the Confidential Area is located. If any provision of this Agreement is void or is so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.

If the foregoing correctly outlines our understanding, please so indicate by signing in the space provided below.

Sincerely,

BEREXCO LLC

By: ________________________
Charles B. Spradlin, Jr.
Vice President

RECIPIENT

By: ________________________
Will Sparker
Manager, Business Development

EXHIBIT “F”

SEISMIC DATA LICENSE AGREEMENT

Berexco LLC (hereinafter referred to as "Berexco") represents that it has ownership rights and authority to make available certain seismic data (more particularly described below) to Condor Energy Technology LLC (hereinafter referred to as “Condor”) and that such seismic data are transferred subject to the following conditions:

1.
Berexco agrees to provide to Condor approximately 19.5 square miles of 3-D seismic data owned by Berexco and covering the areas depicted on the plats attached hereto, which plats are incorporated by reference.  This license to use the geophysical data on a non-exclusive basis can be terminated by mutual agreement of the parties after forty-nine (49) years from the date of this agreement or in accordance with paragraph 8 hereinbelow.

2.
The 3-D seismic data to be provided by Berexco shall include the Load Sheet; Design, Acquisition Parameters, and Bid Sheets; available sonic log data within the volumes; and Processed 3-D Seismic Volumes in SGY Format.

3.
Condor agrees that said data, and copies thereof, shall be for its own internal use only, and that such data shall not be sold, traded or otherwise made available to other parties except under the following conditions:

a.
Data may be made available to a consultant for the purpose of performing an interpretation forCondor, only if a consultant agrees in writing that the analysis and interpretation made therefrom, will not be divulged to any third party and all data will be returned to Condor, and

b.
Condor, shall have the right to reveal said data and any interpretation(s) therefrom, but not provide copies or transfer the data thereof, to any third party or parties with which Condor proposes to conduct good faith negotiations at arm’s length with respect to the development of minerals in, on or under any region which is geologically related to the area on which the data was taken.

c.
In no case shall third parties other than consultants who have complied with sub-paragraph a. above be allowed to have the data in their possession outside of Condor’s office or divulge any analysis made therefrom to any other party.

4.
Berexco makes no warranty or representations whatsoever with respect to data delivered hereunder; Condor acknowledges it is accepting the data “as is” and any action which Condor may take based on the data received or interpretations therefrom shall be at its sole and only risk and responsibility, and Condor shall have no claim against Berexco as a result thereof.

5.	Berexco retains title and full ownership rights to said data including, but not limited to, the exclusive right to license, trade, or reproduce the same.

6.
In the event that any government unit should levy a sales or use tax or tax of similar nature related to the licensing or transfer of the data covered under this agreement, Condor shall reimburse Berexco the amount of such levies or taxes.

7.
Without the written consent of Berexco, this Seismic Data License Agreement ("SDLA") and the data subject hereto may not be assigned or transferred by Licensee, in whole or in part, except in the event of a "Permitted Transfer", as such term is defined in that certain Agreement for Purchase of Term Assignment dated November ___, 2012, by and between Berexco (et al.) and Condor ("AFPOTRA").  However, Berexco, having been given sufficient advance notice of such a proposed assignment or transfer (other than a Permitted Transfer), will permit such proposed assignment or transfer upon such terms as may be agreed upon by Berexco and the proposed assignee or transferee, including the payment of a fee which shall be based upon Berexco's then current license fee as of the date of the proposed transfer or assignment.

8.
This SDLA is delivered pursuant, and is made expressly subject, to the terms and conditions of the AFPOTA, which agreement is on file at the offices of Berexco LLC at 2020 N. Bramblewood, Wichita, Kansas, 67206.  Berexco and Condor intend that the terms of the AFPOTA remain separate and distinct from, and not merge into, the terms of this SDLA.  To the extent of any conflict between the terms and conditions of this SDLA and the AFPOTA, the terms and conditions of the AFPOTA shall govern and prevail.  Any breach of this SDLA shall be deemed to be, and treated as, a breach of the AFPOTA.

9.	Signature below of Condor’s authorized representative will indicate agreement of the terms and conditions stated above.

Berexco LLC		Condor Energy Technology LLC

By:		By:
	Adam E. Beren, President		Frank Ingriselli, President

EXHIBIT “G“

WELL OPERATIONAL AND DATA REQUIREMENTS

In the drilling of any well under the Agreement to which this Exhibit is attached, Buyer shall comply with the following:

1.
Unless otherwise consented to by Seller in writing, Buyer shall run at a minimum a standard open hole suite of logs in the vertical section of the hole below surface casing on (a) the first two (2)  horizontal wells drilled by Buyer in any governmental section under the Agreement; (b) all SWD Wells, and (c) all Pilot or Vertical Wells drilled without a horizontal component.  Provided, however, in the event of lost circulation or other abnormal hole conditions which make the running of such logs impractical, Buyer shall make its best efforts as a prudent operator to run the log suite, but in such event shall not be unconditionally obligated to do so.  Logs shall include dual induction (shallow and deep), neutron/density porosity, SP, and GR and micro log.  Buyer may run additional logging tools at its discretion. Drilling time through the vertical section of the hole will be kept and available on the derrick floor.

2.
Unless otherwise consented to by Seller in writing, an attended mud logging unit with gas detector will be employed from 100’ above the Heebner Shale formation to total vertical depth while drilling all wells in which Buyer is required to run logs under paragraph 1 above.  Washed ten-foot rock cuttings samples in cloth sacks will be available at the rig during drilling operations covering the depths the mud logging unit is on location.

3.	Buyer shall furnish Seller two (2) copies of each of the following, if obtained:
a.	permit forms,
b.	completion reports,
c.	any other form filed with government agencies,
d.	well plans including directional plans,
e.	all logs run in the well (including any cased hole logs),
f.	core descriptions and analysis,
g.	drill stem test data including gas and fluid analyses,
h.	water analysis,
i.	directional surveys,
j.	dip meter calculations, if run (the original dip meter log will be available upon request),
k.	geologic reports,
l.	mud logs,
m.	daily gas analyzer report ,
n.	other testing reports.

Buyer shall also furnish daily drilling and completion reports, the latter of which shall show well test information (showing daily oil, gas and water production) for at least ninety (90) days after initial completion of the well before reaching final report status.

4.	At the time of spudding, Buyer shall notify Seller by email to the email addresses below.

5.
Buyer shall cause adequate and competent cement to be placed across all potentially oil and/or gas productive horizons in all wells drilled, including disposal wells; provided, however, in the event of lost circulation, depletion, or other cementing irregularities, Buyer shall make its reasonable efforts to cause such placement of cement, but in such event shall not be unconditionally obligated to do so.  In Kansas, the shallowest potentially productive horizon shall be the top of the Lansing formation.  In Oklahoma, the shallowest potentially productive horizon shall be the top of the Tonkawa formation.  Buyer shall comply with all state Underground Injection Control cementing and completion requirements for its disposal wells.

6.	Buyer shall furnish a monthly oil, gas and water production and a monthly water disposal report for each production and disposal well drilled and completed.

EMAIL DAILY DRILLING & COMPLETION REPORTS TO THE FOLLOWING PARTIES:
BEREXCO LLC	BEREXCO LLC
Attn: Linda McCune	Attn: Dana Wreath
Email: wellreports@berexco.com	Email: dwreath@berexco.com

PARTIES TO BE NOTIFIED IN ADVANCE OF LOGGING OR ABANDONMENT OF WELL:

NAME:	Dana Wreath	BUSINESS
PHONE: 316-337-8331 CELL: 316-215-1220
or alternate
NAME:	Evan Mayhew	PHONE: 316-337-8312
316-721-1916 CELL: 316-215-1245

EXHIBIT “H”

INSURANCE PROVISIONS

Buyer shall, as a minimum, carry insurance to cover its operations pursuant to the terms of this Agreement, as follows:

(A)	Workman's Compensation Insurance in compliance with the Workman's Compensation Laws of the state applicable, and Employer’s Liability Insurance with a limit of not less than $1,000,000 each accident;

(B)	Commercial General Liability Insurance with limits not less than $1,000,000 per occurrence and $2,000,000 General Aggregate;

(C)	Commercial Automobile Insurance with coverage for all owned, hired and non-owned vehicles with limits of not less than $1,000,000 per occurrence (combined single limit).

(D)	Sudden and Accidental Pollution Insurance with limits not less than $5,000,000 per incident and $5,000,000 aggregate;

(E)
Umbrella and Excess Liability Insurance providing additional limits of no less than $10,000,000.00 per occurrence and $10,000,000 aggregate for all of the insurance coverage as it may be applicable to subparagraphs (A), (B), (C) and (D).

Buyer shall cause the insurance company or companies with which such insurance is carried to include Seller as a Primary, Non-Contributory Additional Insured and provide a waiver of subrogation in favor of Seller on the foregoing policies, and to issue certificates of insurance representing such insurance to extend the coverage thereof to Seller.

EXHIBIT “I”

EXTENSION OF PARTIAL TERM ASSIGNMENT OF OIL AND GAS LEASES

WHEREAS, by Partial Term Assignment of Oil and Gas Leases ("Assignment") dated effective _________, 2012 ("Effective Date"), recorded in Book ____ at Page ____ of the records of ______________ County, ____________, Berexco LLC et al., as Assignor, did transfer, assign and convey unto Condor Energy Technology LLC, as Assignee, certain rights and interests in and to the Oil and Gas Lease(s) which is(are) described on Exhibit “A attached hereto and hereby made a part hereof; and

WHEREAS, the Assignment was valid for a term of six hundred fifty-four (654) days commencing on the Effective Date; and

WHEREAS, both Assignor and Assignee wish to extend the term of the Assignment for a period of one (1) year from the expiration thereof to the extent the Assignment covers the Oil and Gas Lease(s) described on Exhibit "A" hereto;

NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby extend the term of the Assignment, INSOFAR AND ONLY INSOFAR as (i) the Assignment covers the Oil and Gas Lease(s) described on Exhibit "A" attached hereto, and (ii) said Oil and Gas Lease(s) cover the lands described on said Exhibit "A", for a period of one (1) year to  _________________, ______; subject, however, in all other respects to the provisions and conditions of said lease(s) as modified, if any modification thereof may have been heretofore executed.

All other provisions of the Assignment shall remain as originally written.

This Extension of Partial Term Assignment of Oil and Gas Leases is delivered pursuant, and is made expressly subject, to the terms and conditions of that certain Agreement for Purchase of Term Assignment dated November __, 2012, by and between Berexco LLC, et al., and Condor Energy Technology LLC, which agreement is on file in the office of Berexco LLC at 2020 N. Bramblewood, Wichita, KS 67206 (the “Agreement”).  Assignor and Assignee intend that the terms of the Agreement remain separate and distinct from, and not merge into, the terms of this Extension of Partial Term Assignment of Oil and Gas Leases.  To the extent of any conflict between the terms and conditions of this Extension of Partial Term Assignment of Oil and Gas Leases and the Agreement, the terms of the Agreement shall govern and prevail.

IN WITNESS WHEREOF, this instrument is executed as to each executing party as of the date of the notarization for such party.

BEREXCO LLC

By:
Adam E. Beren, President

By:
Name:
Title:

CONDOR ENERGY TECHNOLOGY LLC

By:
Name:
Title:

STATE OF KANSAS	§
§
COUNTY OF SEDGWICK	§

This instrument was acknowledged to me on the _______ day of _______________ , 2012, by Adam E. Beren, as President of BEREXCO LLC.

My commission expires:	_________________________________
____________________________	Notary Public

STATE OF ______________	§
§
COUNTY OF ____________	§

This instrument was acknowledged to me on the ______  day of _______________, 2012, by ___________, as  _______________ of ______________________

My commission expires:	_________________________________
____________________________	Notary Public

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged to me on the ______  day of _______________, 2012, by ___________, as  ______________ of Condor Energy Technology LLC.

My commission expires:	_________________________________
____________________________	Notary Public

EXHIBIT “J”

SECONDARY TERM ASSIGNMENT OF OIL AND GAS LEASES

STATE OF	§
COUNTY OF	§

This Secondary Term Assignment of Oil and Gas Leases (the “Assignment”) is made and entered into as of the___ day of ____________, ____ (the "Effective Date") by and between Berexco LLC, ___________________ hereinafter collectively referred to as “Assignor”, whether one or more, and Condor Energy Technology LLC, hereinafter referred to as “Assignee”.

WITNESSETH:

This Assignment is delivered pursuant, and is made expressly subject, to the terms and conditions of that certain Agreement for Purchase of Term Assignment dated November __, 2012, by and between Berexco LLC, et al., and Condor Energy Technology LLC, which agreement is on file in the office of Berexco LLC at 2020 N. Bramblewood, Wichita, KS 67206 (the “Agreement”).  Assignor and Assignee intend that the terms of the Agreement remain separate and distinct from, and not merge into, the terms of this Assignment.  To the extent of any conflict between the terms and conditions of this Assignment and the Agreement, the terms of the Agreement shall govern and prevail.

Assignor, in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, and of the other agreements of Assignee herein contained, the receipt and sufficiency of which are hereby acknowledged, does hereby transfer, assign and convey unto Assignee, subject to the exceptions, reservations, conditions and other provisions hereinafter set out, all of Assignor’s right, title and interest in and to the leasehold and contractual working interest rights in and to the Oil and Gas Lease(s) described on Exhibit “A attached hereto, such lease(s) being hereinafter sometimes referred to as “the Leases”, and in the "Contracts" as such term is defined in the Agreement , INSOFAR AND ONLY INSOFAR as the Leases and Contracts cover the Mississippi formation underlying lands described in Exhibit “A” (that portion of the Leases assigned hereunder being sometimes hereinafter referred to as the "Property").  The Mississippi formation is defined in the State of Kansas as the stratigraphic equivalent of all depths between 4,982 feet and 5,391 feet, inclusive, as shown on the Log-Tech Dual Compensated Porosity log dated February 22, 2007 for the Peppard #3-20 well (API #15-033-21490-0000) located near the center of the Southeast Quarter of the Southeast Quarter of the Northwest Quarter of the Northeast Quarter of Section 20, Township 31 South, Range 17 West (SE/4SE/4NW/4NE/4 Sec. 20-31s-17w), Comanche County, Kansas, and in the State of Oklahoma as the stratigraphic equivalent of all depths between 5,571 feet and 6,540 feet, inclusive, as shown on the Schlumberger Compensated Neutron Formation Density log dated June 10, 1982, for the Cashdollar #1-19 well located at the center of the Southwest Quarter of the Southwest Quarter of Section 19, Township 27 North, Range 17 West (SW/4SW/4 Sec. 19-27n-17w), Woods County, Oklahoma.

Subject to the terms and conditions of the Leases and the Agreement, and to the further provisions hereof, this Assignment shall be for a term commencing on the Effective Date and continuing for so long thereafter as oil, gas, other liquid or gaseous hydrocarbons, and/or other minerals, or any of them or any combination thereof (hereinafter referred to as "Hydrocarbons") are produced in commercial quantities from the Mississippi formation in the __________ well located __________________ (the "Producing Well;"). Subject to the terms and conditions of the Leases and the Agreement, upon cessation of production of Hydrocarbons from the Mississippi formation in commercial quantities from such Producing Well, this Assignment shall not terminate if: (a) Assignee has previously drilled an additional well on the Property or on a production unit approved by Assignor which includes any portion of the Property (an "Additional Well) which Additional Well is then producing Hydrocarbons in commercial quantities from the Mississippi formation, or (b) within the time periods provided in the Agreement, (i) Assignee commences and continuously prosecutes reworking operations on the Producing Well and re-establishes production of Hydrocarbons from the Mississippi formation in commercial quantities from such Producing Well or (ii) Assignee commences and continuously prosecutes drilling and completion operations for a new well on the Property or on a production unit approved by Assignor which includes any portion of the Property(a "New Well") and establishes production of Hydrocarbons from the Mississippi formation in commercial quantities from such New Well; provided, however, unless this Assignment remains in effect under the provisions of (b)(i) above, this Assignment shall terminate as to any acreage for which Assignee would not have earned a Secondary Term Assignment under the Agreement by completion of any such Additional Well or New Well, and, subject to the terms of the Leases and the Agreement, shall remain in effect as to such acreage applicable to any such Additional Well or New Well for so long as Hydrocarbons are produced in commercial quantities from such Additional Well or New Well.

Assignor hereby reserves unto Assignor and excepts from this Assignment:

I)      Any and all rights not expressly conveyed to Assignee in this Assignment, including, without limitation, all existing wells, equipment, facilities, and other personal property on or related to the Leases; all of Assignor's right, title and interest in and to all depths outside the Mississippi Formation; the right to drill and complete new wells on the Leases for the production of hydrocarbons from formations other than the Mississippi Formation; and all right, title and interest of Assignor within the Mississippi Formation necessary to allow Assignor to re-enter, workover, complete, re-complete, fracture treat, and produce hydrocarbons from the Mississippi Formation in any well which has been drilled on the Leases (or on lands unitized therewith) prior to the execution of this Agreement (provided, however, Assignor shall not convert an existing vertical well into a horizontal well targeting production from the Mississippi Formation).

II)    As to Leases located in the State of Kansas, an overriding royalty interest in and to all hydrocarbons produced from the Property equal to the positive difference, if any, obtained by subtracting leasehold burdens existing as of the Effective Date from: (i) twenty-two and one-half percent (22.5%) before Payout (as such term is hereinafter defined); (ii) twenty-five percent (25%) upon and after Payout, proportionately reduced to the extent Assignor's working interest in the Lease assigned is less than 100%.  As to Leases located in the State of Oklahoma, an overriding royalty interest in and to all Hydrocarbons produced from the Property equal to the positive difference, if any, obtained by subtracting leasehold burdens existing as of the Effective Date from twenty-five percent (25%), proportionately reduced to the extent Assignor's working interest in the Lease assigned is less than 100%. To the extent leasehold burdens existing as of the Effective Date exceed these respective percentages, Assignor reserves no overriding royalty interest. It is the intention of Assignor to deliver to Assignee a leasehold net revenue interest in each Lease equal to the lesser of seventy-seven and one-half percent (77.5%) or Assignor's actual net revenue interest in and to Leases located in the State of Kansas before Payout; and a leasehold net revenue interest equal to the lesser of seventy-five percent (75%) or Assignor’s actual net revenue interest in and to Leases located in the State of Kansas after Payout, and as to Leases located in the State of Oklahoma. The term "Payout" as used herein shall mean “Payout” as defined in the Agreement.

III)   The continuing preferential right and option, from time to time and at any time, but not the obligation, to purchase all or any part of the hydrocarbons produced and saved by Assignee from any well drilled by Assignee on the Leases, upon the terms and conditions described in the Agreement.

THIS ASSIGNMENT IS MADE WITHOUT ANY WARRANTY OF TITLE, EXPRESS, IMPLIED, STATUTORY, OR AT COMMON LAW; EXCEPT THAT ASSIGNOR SHALL WARRANT AND DEFEND TITLE FROM AND AGAINST ANY PARTY CLAIMING BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE.  ANY OTHER COVENANTS, WARRANTIES AND REPRESENTATIONS, WHETHER OF TITLE OR OTHERWISE, ARE HEREBY EXPRESSLY DISCLAIMED BY ASSIGNOR, AND ASSIGNEE ACCEPTS THIS ASSIGNMENT WITH FULL KNOWLEDGE OF SAME.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR SPECIFICALLY MAKES NO REPRESENTATION, COVENANT, OR WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR AT COMMON LAW, AS TO THE VALIDITY OF ANY OF THE LEASES, CONTRACTS OR AGREEMENTS COVERED HEREBY, OR AS TO THE ACCURACY OF ANY DATA, INFORMATION OR MATERIALS DELIVERED TO ASSIGNEE BY WHATSOEVER MEANS WITH RESPECT TO THE LEASES CONVEYED HEREBY, OR CONCERNING THE QUALITY OR QUANTITY OF HYDROCARBON PRODUCTION OR RESERVES, IF ANY, ATTRIBUTABLE TO THE LEASES CONVEYED, OR THE ABILITY OF THE PROPERTY TO PRODUCE HYDROCARBONS, OR THE PRICES AT WHICH ASSIGNEE WILL BE ENTITLED TO RECEIVE PAYMENT FOR ANY SUCH HYDROCARBONS, OR OTHERWISE. ANY AND ALL SUCH DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY ASSIGNOR AND ITS REPRESENTATIVES WAS PROVIDED TO ASSIGNEE AS A CONVENIENCE ONLY, AND ANY RELIANCE ON OR USE OF THE SAME HAS BEEN AND SHALL BE AT ASSIGNEE’S SOLE RISK.  ASSIGNEE ACKNOWLEDGES THAT THIS EXPRESS DISCLAIMER AND WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS TRANSACTION AND THE CONSIDERATION THEREOF; AND ACKNOWLEDGES THAT THIS DISCLAIMER AND WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF ASSIGNEE AND EXPLAINED IN DETAIL AND THAT ASSIGNEE HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS DISCLAIMER AND WAIVER.

ASSIGNEE HEREBY ACKNOWLEDGES THAT ASSIGNEE HAS PHYSICALLY INSPECTED, OR HAS WAIVED THE RIGHT TO INSPECT, THE LEASES CONVEYED HEREBY FOR ALL PURPOSES, AND HAS SATISFIED ITSELF AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE MATERIAL FIBERS, AND NATURALLY OCCURING RADIOACTIVE MATERIALS; IS NOT RELYING FOR ANY PURPOSE ON ANY PRIOR DESCRIPTION OF SUCH LEASES, WHETHER WRITTEN OR VERBAL, WHICH MAY HAVE BEEN DELIVERED TO ASSIGNEE BY ASSIGNOR; AND ACCEPTS ASSIGNMENT OF THE PROPERTY "AS IS, WHERE IS, AND WITH ALL FAULTS".

THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE APPLICABLE, THE FOREGOING DISCLAIMERS ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

The provisions of this Assignment and of the Agreement shall be covenants running with the lands covered by the Property and shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns, it being understood, however, that the Agreement to which this Assignment is subject contains, among other terms, certain rights of termination and restrictions on the transfer of the Property.

IN WITNESS WHEREOF, this Assignment is executed as to each executing party as of the date of the notarization for such party, and effective as of the Effective Date.

[Signature Pages follow]

ASSIGNOR
BEREXCO LLC

By:
Adam E. Beren, President

ASSIGNEE
CONDOR ENERGY TECHNOLOGY LLC

By:
Frank Ingriselli, President

STATE OF KANSAS	§
§
COUNTY OF SEDGWICK	§

This instrument was acknowledged to me on the __ day of  ________, 2012, by Adam E. Beren, as President of BEREXCO LLC.

My commission expires:
Notary Public

STATE OF __________________	§
§
COUNTY OF ________________	§

This instrument was acknowledged to me on the ___day of _____, 2012, by______, as ______of___________ .

My commission expires:
Notary Public

STATE OF __________________	§
§
COUNTY OF ________________	§

This instrument was acknowledged to me on the ___________ day of _________ , 2012, by Frank Ingriselli, as President of Condor Energy Technology LLC.

My commission expires:
Notary Public

EXHIBIT “A”

To be completed prior to execution of the Assignment

Exhibit K

Internal Partners

[***]

EXHIBIT “L”

[***]

EXHIBIT “M”

GAS PURCHASE CONTRACTS

Gas Purchase Agreement dated November 1, 2005 by and Between ONEOK MIDSTREAM GAS SUPPLY, LLC and BEREN CORPORATION.

Gas Purchase Agreement dated May 6, 1996 by and between REDWING GAS SYSTEMS INC. and BEREXCO INC.

Gas Purchase Agreement dated April 1, 2005 by and between BLUESTEM GAS MARKETING, LLC) and BEREN CORPORATION.

Gas Purchase Agreement dated September 1, 2003 by and between ONEOK MIDSTREAM GAS SUPPLY, LLC and BEREXCO INC.

Gas Purchase Agreement dated December 1, 2005 by and between ONEOK MIDSTREAM GAS SUPPLY, LLC and BEREXCO INC.

Gas Purchase Contract dated January 1, 2004 by and between ROBEREN PROPERTIES, REDWING GAS SYSTEMS INC. and KANSAS GAS SERVICE.

Residue Gas Purchase Contract dated January 22, 2004 by and between ROBEREN PROPERTIES INC. and KANSAS GAS SERVICE.

Casinghead Gas Contract dated August 3, 1979 by and between OKMAR OIL COMPANY, ET AL and CITIES SERVICE COMPANY.

Casinghead Gas Contract dated March 4, 1981 by and between BEREXCO INC. ET AL and CITIES SERVICE COMPANY.

Casinghead Gas Contract dated August 21, 1980 by and between OKMAR OIL COMPANY, ET AL and CITIES SERVICE COMPANY.

Gas Purchase Agreement dated May 1, 1986 by and between BEREN CORPORATION and REDWING GAS SYSTEMS INC.

Exhibit N

Current Wells for Setback Requirements

[***]

EXHIBIT "O"

AFFIDAVIT OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Condor Energy Technology LLC, as transferee (“Transferee”), that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned, as transferor (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.
Transferor is a(n) _______________________________.  As such, it is not a foreign corporation, foreign partnership, foreign trust, foreign estate or other foreign person as those terms are defined under Section 1445(f)(3) of the Code and Section 1.1445-2(b)(2)(i) of the Treasury Regulations;

2.	Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Treasury Regulations;

3.	Transferor’s U.S. employer identification number is ______________, and;

4.	Transferor’s office address is:

_______________________________
_______________________________
_______________________________

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

TRANSFEROR:

By:          __________________________
Name:     __________________________
Title:       __________________________

SUBSCRIBED AND SWORN TO BEFORE ME ON THIS ___ DAY OF ________________, 2012.

___________________________________
Notary Public
(Personalized Seal)

EXHIBIT “P”

[***]